                                                                     EXHIBIT 2.4


                           SHARE PURCHASE AGREEMENT

                                 BY AND AMONG

                  CAREER EDUCATION CORPORATION, AS PURCHASER,


                                      AND

                      CLEM STEIN, JR., LEONARD RUTSTEIN,
                BARBARA ANN SCOTT KING, AND LAWRENCE N. GROSS,
                                  AS SELLERS



                             DATED:  JUNE 30, 1997

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
1. Certain Definitions.....................................................................   1

2. Sale and Transfer of Shares; Assets and Liabilities of the Company at Closing...........   9
        2.1. Purchase and Sale of Shares...................................................   9
        2.2. Purchase Price; Payment.......................................................   9
        2.3. Company Assets and Liabilities; Purchase Price Adjustment.....................  10
        2.4. Closing.                                                                        12
        2.5. Section 116 Certificates......................................................  12

3. Closing Deliveries......................................................................  13
        3.1. Deliveries to Purchaser.......................................................  13
        3.2. Closing Deliveries to Sellers.................................................  16
        3.3. Other Closing Deliveries......................................................  17
        3.4. Post-Closing Covenants........................................................  17

4. Representations and Warranties of Sellers...............................................  18
        4.1. Incorporation and Organization of the Company and the Subsidiary..............  19
        4.2. Ownership of the Company, the Subsidiary and the Schools......................  19
        4.3. Capacity; Authorization; Binding Effect, Etc..................................  20
        4.4. No Conflicts, Etc.............................................................  20
        4.5. Investments...................................................................  21
        4.6. Capitalization................................................................  21
        4.7. Book and Records..............................................................  22
        4.8. Compliance with Laws; Licenses and Permits....................................  23
        4.9. Recruitment; Admissions Procedures; Attendance; Financial Aid; Reports........  24
        4.10. Regulatory Requirements......................................................  25
        4.11. Title to the Assets..........................................................  25
        4.12. Material Miscellaneous Contracts.............................................  26
        4.13. Tradenames; Confidential Information.........................................  27
        4.14. Financial Statements.........................................................  28
        4.15. Receivables..................................................................  29
        4.16. Inventories..................................................................  30
        4.17. Bank Accounts................................................................  30
        4.18. Litigation, Etc..............................................................  30
        4.19. Insurance....................................................................  31
        4.20. Environmental Matters........................................................  31
        4.21. Employee Benefit Plans.......................................................  32
        4.22. Employment Matters...........................................................  33
        4.23. Labor Relations; Compliance..................................................  35
        4.24. Tax Matters..................................................................  36
        4.25. Brokerage....................................................................  38

        4.26. Affiliate Transactions........................................................ 38
        4.27. Absence of Certain Changes.................................................... 38
        4.28. Indebtedness.................................................................. 39
        4.29. Conduct of Business Since Interim Balance Sheet Date.......................... 39
        4.30. Accrediting Body Approvals.................................................... 40
        4.31. Delivery of Documents......................................................... 40
        4.32. Disclosure.................................................................... 40
        4.33. Residence of Sellers.......................................................... 40

5. Representations and Warranties of Purchaser.............................................. 40
        5.1.  Organization and Corporate Power.............................................. 40
        5.2.  Capacity; Authorization, Binding Effect, Etc.................................. 41
        5.3.  No Conflicts, Etc............................................................. 41
        5.4.  Litigation.................................................................... 41
        5.5.  Brokerage..................................................................... 42
        5.6.  Accrediting Body Approvals.................................................... 42
        5.7.  Disclosure.................................................................... 42
        5.8.  Purchaser's Knowledge; Resources of Purchaser................................. 42
        5.9.  Maintenance of Insurance...................................................... 42

6. Additional Covenants of the Parties...................................................... 42
        6.1.  Confidential Information...................................................... 42
        6.2.  Additional Covenants of Sellers Pending Closing............................... 44
        6.3.  Employees..................................................................... 45
        6.4.  Exclusive Dealing............................................................. 45
        6.5.  Additional Covenants of Purchaser Pending Closing............................. 45
        6.6.  Initial Public Offering....................................................... 45

7. Conditions to Purchaser's Obligations.................................................... 46
        7.1.  Due Diligence Review.......................................................... 46
        7.2.  Financing..................................................................... 46
        7.3.  Truth of Representations and Warranties....................................... 46
        7.4.  Performance of Agreements..................................................... 46
        7.5.  No Material Adverse Change.................................................... 47
        7.6.  Litigation.................................................................... 47
        7.7.  Accrediting Body Approval..................................................... 47
        7.8.  Proceedings................................................................... 48
        7.9.  Financial Aid Compliance Audit................................................ 48
        7.10. Consents and Approvals........................................................ 48
        7.11. Environmental Assessment...................................................... 48
        7.12. Investment Canada Act......................................................... 48
        7.13. Corporate Matters Pertaining to Company....................................... 49
        7.14. Subsidiary Corporate Matters.................................................. 49
        7.15. Lease on 31 Wellesley Property................................................ 49

8. Conditions to Sellers' Obligations......................................................  49
        8.1. Truth of Representations and Warranties.......................................  49
        8.2. Performance of Agreements.....................................................  50
        8.3. Litigation....................................................................  50
        8.4. Proceedings...................................................................  50
        8.5. Lease on 31 Wellesley Property................................................  50

9. Indemnification Remedies................................................................  50
        9.1. Survival; Right to Indemnification Not Affected By Knowledge..................  50
        9.2. Indemnification and Payment of Damages by Sellers.............................  51
        9.3. Indemnification and Payment of Damages by Purchaser...........................  52
        9.4. Limitations on Amount.........................................................  52
        9.5. Liability of Individual Sellers; Breaches by Individual Sellers...............  53
        9.6. Further Limitations on Remedies...............................................  53
        9.7. Procedures....................................................................  54
        9.8. Prevailing Party to be Awarded Legal Fees.....................................  55
        9.9. Offset........................................................................  56
        9.10. Agreements Concerning  Pending Litigation....................................  56

10. Fraud Claim............................................................................  59

11. Miscellaneous..........................................................................  60
        11.1. Termination..................................................................  60
        11.2. Expenses.....................................................................  61
        11.3. Successors and Assigns.......................................................  61
        11.4. Severability.................................................................  61
        11.5. Counterparts.................................................................  61
        11.6. Descriptive Headings; Interpretation.........................................  62
        11.7. Governing Laws...............................................................  62
        11.8. Consent to Jurisdiction and Service of Process...............................  62
        11.9. Waiver of Jury Trial.........................................................  62
        11.10. Notices.....................................................................  63
        11.11. Sellers' Representative.....................................................  64
        11.12. Entire Agreement............................................................  64
        11.13. Currency....................................................................  65
        11.14. English Language............................................................  65
        11.15. Announcements...............................................................  65
        11.16. Time of the Essence.........................................................  65
        11.17. Waiver......................................................................  65

                           SHARE PURCHASE AGREEMENT

          THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made as of June 30, 1997, by and between Career Education Corporation, a Delaware corporation ("PURCHASER"), and Clem Stein, Jr. ("STEIN"), Leonard Rutstein ("RUTSTEIN"), Barbara Ann Scott King ("KING"), and Lawrence N. Gross ("GROSS"). C. Stein, Rutstein, B. King, and Gross are referred herein collectively as "SELLERS." Except as otherwise indicated, capitalized terms used herein are defined in
Section 1.
---------

                                  BACKGROUND

          Sellers are the registered and beneficial owners of one-hundred percent (100%) of the issued and outstanding shares (the "SHARES") in the capital of International Academy of Merchandising & Design (Canada) Ltd., an Ontario corporation (the "COMPANY"). The Company owns and operates a private-vocational school in Toronto, Ontario, and through its wholly-owned subsidiary, Academie Internationale du Design Inc. (a/k/a International Academy of Design Inc.) a Quebec corporation ("IAMD-MONTREAL") owns and operates a private vocational school in Montreal, Quebec, both of which provide certificate granting programs in commercial design and merchandising (collectively, the "SCHOOLS"). IAMD-Montreal is sometimes referred to as the "SUBSIDIARY." Sellers desire to sell, and Purchaser desires to purchase, the Shares, for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

1.   CERTAIN DEFINITIONS.
     -------------------

          For the purposes of this Agreement, the following terms have the meanings set forth below:

          "ACCREDITING BODY" means any Person, entity or organization, whether governmental, government chartered, private or quasi-private, which engages in granting or withholding Accreditation for the Schools, in accordance with standards relating to the performance, operation, financial condition and/or academic standards relating to the Schools, including, without limitation, the Superintendent and the Private Vocational School Review Board under the Private Vocational Schools Act (Ontario) and the regulations thereunder, and the Minister of Education (Quebec) under an Act respecting private education (Quebec) and the regulations thereunder.

          "ACCREDITATION" means any license, permit, registration, authorization or similar approval granted to or in respect of the Schools by an Accrediting Body.

          "ADJUSTED BALANCE SHEET" shall have the meaning ascribed to such term in Section 2.3(b).

          "AFFILIATE" means, with respect to any Person, any individual related by blood or marriage to such Person or any Person controlling, controlled by or under common control with such Person.

          "AGREEMENT" shall have the meaning ascribed to such term in the Preamble.

          "AUDIT REPORT" shall have the meaning ascribed to such term in Section 2.3(b).

          "BEST OF PURCHASER'S KNOWLEDGE" means the collective actual knowledge of the executive officers of Purchaser holding offices of vice-president or higher, following due inquiry of appropriate officers, employees and consultants of Purchaser.

          "BEST OF SELLERS' KNOWLEDGE" means the collective actual knowledge of Sellers and the executive officers of the Company and the Subsidiary holding offices of vice-president or higher, following due inquiry of appropriate officers, employees and consultants of each such entity, including without limitation, in the case of the Schools, Larry Gross, the president, the director of admissions (Montreal), the director of admissions (Toronto) and the financial aid director (Toronto) and Financial Aid Officer (Montreal).

          "CERTIFICATE DEADLINE DATE" shall have the meaning ascribed to such term in Section 2.5(b).
             -------------
          "CLOSING" shall have the meaning ascribed to such term in Section 2.4.
                                                                    -----------

          "CLOSING BALANCE SHEET" shall have the meaning ascribed to such term in Section 3.1(j).
        --------------

          "CLOSING DATE" shall mean the date of the Closing.

          "CLOSING PAYMENT" shall have the meaning ascribed to such term in
     Section 2.2(a).
     --------------

          "COMPANY" shall have the meaning ascribed to such term in the background section of this Agreement.

          "COMPLIANCE REPORTS" shall have the meaning ascribed to such term in
     Section 4.9.
     -----------

          "CONFIDENTIAL INFORMATION" shall have the meaning ascribed to such term in Section 6.1(a).
             -------------

          "CURRICULA" means copyrighted and proprietary uncopyrighted materials used in any courses offered at either of the Schools.

          "DAMAGES" shall have the meaning ascribed to such term in Section 9.2.
                                                                    -----------

          "DEFICIENCY" shall have the meaning ascribed to such term in Section
                                                                       -------
     2.3(a).
     ------

          "EMPLOYEE BENEFIT PLAN" means any: (a) stock option plan, stock purchase plan, incentive plan, deferred compensation plan, profit-sharing plan and other similar benefit, plan or arrangement; and (b) insurance plan, health plan, welfare plan, disability plan, pension plan, retirement plan, travel plan, hospitalization plan, medical plan, dental plan, legal plan, counseling plan, eye care plan and other similar benefit, plan or arrangement.

          "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, hypothecation, lien, mortgage, option, pledge, security interest, servitude, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, but in the case of leased property does not include the rights of the lessors thereof under the respective leases therefor.

          "ENFORCEABLE IN ACCORDANCE WITH ITS TERMS" or similar language shall be deemed to mean enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          "ENVIRONMENTAL LAW" means any Legal Requirement pertaining to any Hazardous Substance or otherwise pertaining to the environment or protection of any natural resources, including, without limitation, air, soil or water.

          "ESCROW" shall have the meaning ascribed to such term in Section
                                                                   -------
     2.2(b).
     -----

          "ESCROW AGREEMENT" shall have the meaning ascribed to such term in
     Section 2.2(b).
     -------------

          "EXCESS" shall have the meaning ascribed to such term in Section
                                                                   -------
     2.3(a).
     ------

          "FACILITY" means any real property now or previously owned, leased or operated by the Company or the Subsidiary, including without limitation the Leased Facilities.

          "FINAL BALANCE SHEET" means the balance sheet which under Section
                                                                    -------
     2.3(B) is deemed to be the "FINAL BALANCE SHEET."
     ------

          "FINANCIAL STATEMENTS" means (i) the audited balance sheets and the related statements of income and changes in financial position of the Company as at and for the fiscal years ended August 31, 1994, 1995 and 1996, and (ii) the unaudited consolidated balance sheet and the related statement of income of the Company (the "INTERIM FINANCIAL STATEMENTS") prepared by the Company on behalf of the Sellers as at and for the nine (9) month period ended May 31, 1997 (the "INTERIM BALANCE SHEET DATE").

          "GAAP" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants (or any successor authority) that are applicable as of the date of determination, all as consistently applied in the preparation of the Financial Statements.

          "GOVERNMENTAL BODY" means any (a) federal, state, provincial, local, municipal, foreign, or other government; (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, bureau, department, official, or entity and any court or other tribunal); and (c) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "GROSS INDEBTEDNESS" shall have the meaning ascribed to such term in
     Section 3.1(i).
     --------------

          "HAZARDOUS SUBSTANCE" shall include any substance included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "waste" or similar terms in any applicable federal, state, provincial, or local statute, ordinance, rule or regulation relating to environmental protection, remediation or liability, including clean air, clean water, waste disposal and hazardous substance transportation or disposal, including, without limitation, petroleum, asbestos, polychlorinated biphenyls, flammable explosives and radioactive materials.

          "HOLDBACK" shall have the meaning ascribed to such term in Section
                                                                     -------
     2.2(b).
     ------

          "IAMD" shall have the meaning ascribed to such term in Section 7.13.
                                                                 ------------

          "IAMD-MONTREAL" shall have the meaning ascribed to such term in the background section of this Agreement.

          "INCOME TAX ACT (CANADA)" means, collectively, the Income Tax Act, R.S.C. 1985 (5th Supp.), the Income Tax Application Rules, 1971, S.C. 1970-71-72 c.63 and the Income Tax Regulations, as amended to date, and where a reference is made to a provision of the Income Tax Act (Canada), it shall be deemed to include where applicable, the Income Tax Application Rules, the Income Tax Regulations, any Notice of Ways and Means Motion or Bill tabled to date in the House of Commons to the extent that it results in a subsequent amendment to the Income Tax Act (Canada), the Income Tax Application Rules or the Income Tax Regulations, or any press release or publicly disseminated statement made to date by the Minster of Finance, pertaining to an intended amendment to the Income Tax Act, the Income Tax Application Rules or the Income Tax Regulations", to the extent that such amendment is subsequently enacted.

          "INDEMNIFICATION THRESHOLD" shall have the meaning ascribed to such term in Section 9.6(a).
             --------------

          "INDEPENDENT AUDITOR" shall have the meaning ascribed to such term in
     Section 2.3(b).
     --------------

          "INITIAL PUBLIC OFFERING" means an initial public offering and sale for cash by Purchaser of its common stock pursuant to a "firm commitment" underwriting agreement and a registration statement declared effective by the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"); provided, that the term
                                                     --------
     Initial Public Offering shall not include the registration of an offer and sale of the common stock of Purchaser (i) to the employees of Purchaser or its subsidiaries or other persons providing services to Purchaser or its subsidiaries pursuant to any Plan registered on Form S-8 or a successor form, or (ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 of the Securities Act or any successor rule registered on Form S-4 or a successor form.

          "INTELLECTUAL PROPERTY" means the patents, trademarks, logos, tradenames (including, without limitation, the Company's name, the Subsidiary's name, and each Schools' name), servicemarks, copyrights, know-how, and trade secrets owned by the Company or the Subsidiary or any other Person and used in connection with the operation of the Schools.

          "INVESTMENT" as applied to any Person means (i) any direct or indirect ownership by such Person of any notes, obligations, instruments, stock, securities or other ownership interest of any other Person, and (ii) any capital contribution by such Person to any other Person.

          "LEASES" shall have the meaning ascribed to such term in Section
                                                                   -------
     4.11(b).
     -------

          "LEASED FACILITIES" shall have the meaning ascribed to such term in
     Section 4.11(b).
     ---------------

          "LEGAL REQUIREMENT" means any foreign, federal, state, provincial, local, municipal or other constitution, law, statute, regulation, rule, ordinance, order, administrative order, principle of common law, or treaty to which Sellers, the Company, the Subsidiary or Purchaser are subject, as applicable.

          "LETTERS OF CREDIT" shall have the meaning ascribed to such term in
     Section 2.2(c).
     --------------

          "LICENSES AND PERMITS" shall have the meaning ascribed to such term in
     Section 4.8.
     -----------

          "MATERIAL MISCELLANEOUS CONTRACTS" shall have the meaning ascribed to such term in Section 4.12.
                  ------------

          "ME" means the Quebec Minister of Education and any successor administering student financial assistance under An Act Respecting Financial Assistance for Students (Quebec) and regulations thereunder, as amended.

          "MET" means the Ontario Ministry of Education and Training and any successor administering student financial assistance under (a) the Ministry of Colleges and Universities Act (Ontario), Regulation 774, as amended; and
     (b) the Canada Student Financial Assistance Act and the regulations thereunder and the Canada Students Loans Act and the regulations thereunder.

          "NET WORTH" shall have the meaning ascribed to such term in Section
                                                                      -------
     2.3(a).
     ------

          "NONCOMPETITION AGREEMENTS" shall have the meaning ascribed to such term in Section 3.1(c).
             --------------

          "NONCOMPETITION PAYMENTS" shall have the meaning ascribed to such term in Section 3.1(c).
     --------------

          "NON-RESIDENT SELLERS" shall have the meaning ascribed to such term in
     Section 2.5.
     -----------

          "PERMITTED ENCUMBRANCES" shall have the meaning ascribed to such term in Section 4.11(d).
        ---------------

          "PERSON" means any individual, general or limited partnership, corporation (including any non-profit corporation), limited liability company, joint stock company, joint venture, trust, association, unincorporated organization, labor union, Governmental Body, Accrediting Body or other similar entity.

          "PLANS" shall have the meaning ascribed to such term in Section 4.21.
                                                                  ------------

          "POLICY GUIDELINES" shall have the meaning ascribed to such term in
     Section 4.9.
     -----------

          "PRE-CLOSING FINANCIAL AID IRREGULARITIES" shall have the meaning ascribed to such term in Section 9.2(d).
                              --------------

          "PROCEEDING" means any action, claim, arbitration, audit, hearing, investigation, inquiry, litigation, suit (whether civil, criminal, administrative, investigative, or informal) or other proceeding commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "PURCHASE PRICE" shall have the meaning ascribed to such term in
     Section 2.2.
     -----------

          "PURCHASER" shall have the meaning ascribed to such term in the preamble to this Agreement.

          "PURCHASER'S ACCOUNTANT" shall have the meaning ascribed to such term in Section 2.3(b).
        --------------

          "SCHOOLS" shall have the meaning ascribed to such term in the background section to this Agreement.

          "SECURITIES ACT" means the United States Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "SELLERS" shall have the meaning ascribed to such term in the preamble to this Agreement.

          "SELLER NOTES" shall have the meaning ascribed to such term in Section
                                                                         -------
     2.2(c).
     ------

          "SELLERS' RELEASE" shall have the meaning ascribed to such term in
     Section 3.1(b).
     --------------

          "SHARES" shall have the meaning ascribed to such term in the background section to this Agreement.

          "STOCK PURCHASE AGREEMENT" means the stock purchase agreement of even date herewith by and among IAMD Acquisition I, Ltd., a Delaware corporation and the stockholders of IAMD Limited, an Illinois corporation, executed substantially contemporaneously with the execution of this Agreement.

          "SUBSIDIARY" shall have the meaning ascribed to such term in the background section to this Agreement.

          "TAX RETURNS" means all reports, elections, tax returns and tax forms required to be filed by the Company, the Subsidiary and/or any of their business activities under the provisions of any applicable Legal Requirement and any tax forms required to be filed by the Company, the Subsidiary and/or any of their business activities, whether in connection with a tax return or not, under the provisions of any applicable Legal Requirement.

          "TAXES" means all taxes payable by the Company, the Subsidiary and/or any of their business activities under the Income Tax Act (Canada) and all taxes, levies or other like assessments, charges or fees, including, without limitation income, gross receipts, excise, goods and services, value added, transfer, capital, property (including, without limitation, any special assessments), sales, license, payroll and franchise or other taxes and import and customs duties, imposed by any Governmental Body on the Company and/or the Subsidiary and/or any of their business activities; and such term shall include any interest, penalties, fines or additions or other amounts payable in connection with any Taxes.

          "THRESHOLD AMOUNT" shall have the meaning ascribed to such term in
     Section 2.3(a).
     --------------

          "TRADENAMES" shall have the meaning ascribed to such term in Section
                                                                       -------
     4.13(a).
     -------

          Immediately following the signature pages of this Agreement is an index of the Exhibits and Schedules attached hereto.

2.   SALE AND TRANSFER OF SHARES; ASSETS AND LIABILITIES OF THE COMPANY AT
     ---------------------------------------------------------------------
     CLOSING.
     -------

          2.1. PURCHASE AND SALE OF SHARES.
               ---------------------------

          Subject to the terms and conditions of this Agreement, Sellers hereby agree to sell, transfer, assign, convey and deliver the Shares to Purchaser, and Purchaser hereby agrees to purchase, acquire and accept the Shares from Sellers, at the Closing.

          2.2. PURCHASE PRICE; PAYMENT.
               -----------------------

          In full consideration of the sale of the Shares by Sellers to Purchaser, and the other agreements of the parties hereunder, and subject to adjustment following the Closing in accordance with Section 2.3, the aggregate
                                                    -----------
purchase price (the "PURCHASE PRICE") for the Shares is $6,500,000, which, subject to Section 2.5, plus the sum of $2,000,000 hereinafter in this section
           -----------
provided for shall be payable as follows:

          (a) $3,826,625 (the "CLOSING PAYMENT"), $22,000 of which shall be delivered by Purchaser to the Company on behalf of Sellers as payment on account of the $30,000 (Cdn) owed by them for the purchase of the LaPierre Claim (as defined in Section 10) and $3,804,625 of which
                                   ----------
     shall be delivered to Sellers in accordance with Schedule 2.2 by wire
                                                      ------------
     transfer of immediately available funds at the Closing;

          (b) $2,123,375 (the "HOLDBACK") which amount shall be deposited in immediately available funds into an escrow account with Chicago Title & Trust Co. (the "ESCROW") established pursuant and subject to the terms of the escrow agreement (the "ESCROW AGREEMENT") in substantially the form of Exhibit A attached hereto, and which amount,
                               ---------
     subject to reduction in accordance with Sections 2.3 and 2.5, and the
                                             ------------     ---
     offset pursuant to Section 9.9 of this Agreement, shall be disbursed
                        -----------
     to Sellers in accordance with the Escrow Agreement; and

          (c) $2,550,000, which amount shall be evidenced by, and payable in accordance with, Purchaser's notes made in favor of Sellers (the "SELLER NOTES") in substantially the form of Exhibit B attached hereto
                                                  ---------
     and in accordance with Schedule 2.2 attached hereto, which Seller
                            ------------
     Notes shall bear interest (before default) at the rate of seven percent (7.0%) per annum payable quarterly in arrears, and after default at the rate of nine percent (9.0%) per annum and subject to the accelerations therein provided, shall be due and payable in full on the fourth anniversary of the Closing Date. The Seller Notes shall be delivered simultaneously with the Closing Payment. The Seller Notes shall be secured by letters of credit, in an aggregate amount equal to the amount of the Seller Notes and four (4) months interest thereunder, issued by LaSalle National Bank (collectively the "LETTERS OF CREDIT") in substantially the form of Exhibit C attached hereto,
                                              ---------
     which Letters of Credit shall be
     delivered to Sellers at the Closing. The rights of Sellers to payment pursuant to the Seller Notes shall be subject to Purchaser's offset rights as provided in Section 9.9 of this Agreement.
                           -----------

          In addition to the Purchase Price, Purchaser shall pay to Sellers the Noncompetition Payments in the aggregate amount of $2,000,000, as provided for in the Noncompetition Agreements, in accordance with Schedule 3.1(c) hereto,
                                                     ---------------
which Noncompetition Payments shall be made simultaneously with the Closing Payment.

          2.3. COMPANY ASSETS AND LIABILITIES; PURCHASE PRICE ADJUSTMENT.
               ---------------------------------------------------------

          (a) Sellers agree that the consolidated net worth of the Company and the Subsidiary at and as of Closing as calculated in accordance with GAAP (the "NET WORTH") shall not be less than $400,000 (the "THRESHOLD AMOUNT"). The amount of the Net Worth set forth in the Final Balance Sheet shall be deemed to be the Net Worth for the purposes of this Section 2.3(a). If the Final Balance Sheet sets forth
                      --------------
     Net Worth of less than the Threshold Amount, the amount of that difference shall be the "DEFICIENCY" and the Holdback (and, as a result thereof, the Purchase Price) shall be reduced by an amount equal to the Deficiency. If, however, the Final Balance Sheet sets forth Net Worth of more than the Threshold Amount, the amount of that difference shall be the "EXCESS". The Excess, if any, shall, subject to any rights of offset, be promptly remitted to Sellers in accordance with Schedule 3.1(c).
          ---------------

          (b) Purchaser shall cause Arthur Andersen, L.L.P. (the "PURCHASER'S ACCOUNTANT") to complete an audit of the Closing Balance Sheet delivered by Sellers pursuant to Section 3.1(j), and to deliver
                                            --------------
     to Purchaser the written report (the "AUDIT REPORT") of Purchaser's Accountant with respect to such audit, as soon as possible following the Closing and in any event not later than forty-five (45) days after the Closing Date. Such Audit Report shall state the adjustments, if any, to such Closing Balance Sheet which in the opinion of Purchaser's Accountant would be necessary to be made so that with such adjustments such Closing Balance Sheet would accurately set forth the Net Worth, and if any such adjustments are so stated shall contain or be accompanied by an adjusted consolidated balance sheet (the "ADJUSTED BALANCE SHEET") of the Company and the Subsidiary reflecting such adjustments. Purchaser shall deliver to Sellers a copy of such Audit Report together with a copy of the Adjusted Balance Sheet, if any, forthwith after Purchaser's receipt of same and in any event within such forty-five (45) day period. Upon Sellers' request, Purchaser shall cause the Purchaser's Accountant to provide to Sellers or their representative access to the working papers of Purchaser's Accountant with respect to such Audit Report, and the Sellers or their representative shall be entitled to make copies thereof. If there is an Adjusted Balance Sheet, then such Adjusted Balance Sheet shall be deemed to be the "FINAL BALANCE SHEET" unless the Sellers object in writing to such deeming within fifteen (15) days after their receipt of the Adjusted Balance Sheet. If there is such an objection by Sellers and the disputes between the Sellers and the Purchaser in that regard are not resolved to the satisfaction of the Sellers within fifteen (15) days after the date upon which Purchaser receives such written objection of the Sellers, then another nationally recognized firm of chartered accountants not otherwise engaged by Sellers or Purchaser (or their respective Affiliates) mutually selected by Sellers and Purchaser or appointed by a court of competent jurisdiction upon application therefor (the "INDEPENDENT AUDITOR") shall review the Closing Balance Sheet delivered by Sellers pursuant to Section 3.1(j), the Adjusted Balance Sheet, the said Audit Report
        --------------
     of the Purchaser's Accountants and all related working papers of the Purchaser's Accountant, and if requested by the Sellers to do so shall make such other examinations and investigations as the Independent Auditor considers to be necessary in order to form an opinion as to the Net Worth. If requested by the Sellers or the Purchaser on written notice to the other of them, the Independent Auditor shall consider submissions by the parties in accordance with rules and procedures established by the Independent Auditor in that regard. The review of the Independent Auditor shall be completed as soon as is practicable. If the Independent Auditor shall be of the view that the Adjusted Balance Sheet does not correctly set forth the Net Worth, then the Independent Auditor shall prepare and deliver to the parties a fresh consolidated balance sheet of the Company and the Subsidiary which in the view of the Independent Auditor correctly sets forth the Net Worth and such fresh balance sheet shall thereupon be deemed to be the "FINAL BALANCE SHEET." The Final Balance Sheet howsoever deemed shall be final and binding upon all parties. The costs of the engagement of the Independent Auditor shall be borne by the Sellers unless the Independent Auditor's determination results in an adjustment in Sellers' favor of at least $100,000, in which event the costs of the engagement of the Independent Auditor shall be borne by the Purchaser. If an Adjusted Balance Sheet is not delivered to the Sellers within forty-five (45) days next following the Closing Date or the Audit Report of the Purchaser's Accountant is such that no Adjusted Balance Sheet is prepared, then the Closing Balance Sheet delivered by Sellers pursuant to Section 3.1(j) hereof shall be deemed to be the "FINAL
                 --------------
     BALANCE SHEET." Forthwith after a balance sheet is deemed to be the Final Balance Sheet, the parties shall in writing direct the Escrow Agent under the Escrow Agreement to disburse the $500,000 plus accrued interest thereon in accordance with their respective entitlements thereto (which entitlements shall be set forth in such direction); provided, however, if the Purchaser claims an offset against such amount pursuant to Section 9.9(b) such direction shall set forth the
                        --------------
     amount claimed as such offset.

          Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall not be required to pay any portion of the Holdback (excluding however that portion of the Holdback relating to the tax withholding pursuant to
Section 116 of the Income Act (Canada)) until any and all disputes pursuant to
-----------
this Section 2.3 are resolved.  Subject to Section 2.3 with respect to the costs
     -----------                           -----------
of engagement of the Independent Auditor, each party hereto shall bear its own costs and expenses, including attorneys' fees, incurred in connection with any dispute under this Section 2.3.
                   -----------

          2.4. CLOSING.
               -------

          The parties hereto shall close the purchase and sale of the Shares and the consummation of the other actions contemplated by this Agreement to occur in connection therewith at the closing (the "CLOSING"), which shall take place at the offices of Purchaser's counsel, Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., 55 East Monroe Street, Suite 3700, Chicago, Illinois 60603, on June 30, 1997, or such other date to which the parties hereto shall mutually agree in writing.

          2.5. SECTION 116 CERTIFICATES.
               ------------------------

          With the exception of Gross, each of the other Sellers (the "NON-RESIDENT SELLERS") shall use all reasonable efforts to deliver to Purchaser, on the day prior to the Closing Date, the certificates required pursuant to (S) 116 of the Income Tax Act (Canada) to permit Purchaser to pay the Purchase Price without any obligations pursuant to the Income Tax Act (Canada) to withhold or remit any portion thereof or any liability for failing to do so, failing which:

          (a) each of the Non-Resident Sellers shall continue to use all reasonable efforts to obtain the certificates required pursuant to (S) 116 of the Income Tax Act (Canada);

          (b) if certificates required pursuant to (S) 116 of the Income
     Tax Act (Canada), in form and substance satisfactory to Purchaser, acting reasonably, are not received by Purchaser at or before 5:00
     p.m. (Toronto time) on the 28th day after the last day of the calendar month in which the Closing occurs (the "CERTIFICATE DEADLINE DATE")
     and if there is no Final Balance Sheet determined in accordance with
     Section 2.3 by such time and date, Purchaser shall following the
     -----------
     Certificate Deadline Date remit to Revenue Canada the amount required pursuant to (S) 116 of the Income Tax Act (Canada) in respect of the Shares and the payment to Revenue Canada of such amount shall be credited towards, and shall be deemed to have been paid to each of the Non-Resident Sellers in partial satisfaction of, the Holdback;
     provided that if the certificates required pursuant to (S) 116 of the Income Tax Act (Canada) are received by Purchaser after Closing but before the Certificate Deadline Date, Purchaser shall pay the Holdback to each of the Non-Resident Sellers in accordance with Section 2.2(b) without any deduction for withholding tax
                     --------------
     under (S) 116 of the Income Tax Act (Canada); and

          (c) if the Final Balance Sheet has been determined in accordance with Section 2.3 at or before 5:00 p.m. (Toronto time) on the
          -----------
     Certificate Deadline Date and certificates required pursuant to (S) 116 of the Income Tax Act (Canada), in form and substance satisfactory to Purchaser, acting reasonably, are not received by Purchaser by such time and date, Purchaser shall pay each of the Non-Resident Sellers the amount of the Holdback less the amount required pursuant to (S) 116 of the Income Tax Act (Canada) to be remitted to Revenue Canada in respect of the Shares, and Purchaser shall, following the Certificate Deadline Date, remit to Revenue Canada the amount required pursuant to
     (S) 116 of the Income Tax Act (Canada) in respect of the Shares and the payment to Revenue Canada of such amount shall be credited towards, and shall be deemed to have been paid to each of the Non-Resident Sellers in partial satisfaction of, the Holdback provided that Purchaser shall have no further responsibilities to the Non-Resident Sellers in connection with such payment to Revenue Canada; provided further that if the certificates required pursuant to (S) 116 of the Income Tax Act (Canada) are received by Purchaser after the determination of the Final Closing Balance Sheet but before the Certificate Deadline Date, Purchaser shall pay the balance of the Holdback to each of the Non-Resident Sellers without any deduction for withholding tax under (S) 116 of the Income Tax Act (Canada).

          (d) if Revenue Canada should assess or threaten to assess Purchaser for a liability pursuant to subsection 116(5) of the Income
                                           -----------------
     Tax Act (Canada) because the cost of the Shares to the Purchaser exceeds the "certificate limit" (as defined in the Income Tax Act (Canada)), such liability shall be considered a third party claim against Purchaser subject to Section 9 hereof. However, for purposes
                                  ---------
     of Section 9, the claim pursuant to this subparagraph shall be
        ---------
     considered a breach of a covenant under Section 9.2(b) only in respect
                                             --------------
     of the Non-Resident Seller whose payment is the subject of the liability assessed against Purchaser; such claim shall not be subject to the limitation of Section 9.6(b).
                          --------------

3.   CLOSING DELIVERIES.
     ------------------

          3.1. DELIVERIES TO PURCHASER.
               -----------------------

          Sellers agree to deliver to Purchaser, at the Closing, each of the following, each of which constitutes a condition to Purchaser's obligation to consummate the purchase of the Shares:

          (a) Certificates for Shares.  Certificates representing the
              -----------------------
     Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Purchaser;

          (b) Releases from Sellers.  A release in substantially the form
              ---------------------
     of Exhibit D, executed by Sellers (the "SELLERS' RELEASE");
        ---------

          (c) Noncompetition Agreements.  Noncompetition agreements in
              -------------------------
     substantially the form of Exhibit E, each executed by one or more of
                               ---------
     the Sellers, a applicable (collectively, the "NONCOMPETITION AGREEMENTS"), providing for the payments to Sellers in the aggregate amount of $2,000,000 in accordance with Schedule 3.1(c) attached
                                             ---------------
     hereto (the "NONCOMPETITION PAYMENTS"), in consideration for the Sellers' performance of the covenants and obligations set forth in their respective Noncompetition Agreements, which Noncompetition Payments shall be paid to Sellers; subject to Section 2.5 and the
                                                   -----------
     Escrow Agreement, simultaneously with disbursement of the Closing Payment pursuant to Section 2.2(a) in accordance with the terms and
                         --------------
     conditions of the Noncompetition Agreements;

          (d) Escrow Agreement.  The Escrow Agreement, executed by the
              ----------------
     Purchaser, Sellers and the relevant escrow agent thereunder;

          (e) Secretary's Certificates for the Company and the Subsidiary.
              -----------------------------------------------------------
     A certificate, signed by the secretary or an assistant secretary of the Company, certifying the articles of incorporation and bylaws of the Company, appropriate authorizing resolutions of the Company's Board of Directors, the incumbency of the Company's directors and officers, and the status or compliance of the Company in the Provinces of Ontario and Quebec, and, as necessary, wherever else qualified to conduct its business, and a certificate for the Subsidiary, signed by the secretary or an assistant secretary of the Subsidiary, certifying the articles of incorporation and bylaws of the Subsidiary, the incumbency of the Subsidiary's directors and officers, and the status or compliance of the Subsidiary in the Province of Quebec, and as necessary, wherever else qualified to conduct its business;

          (f) Closing Certificate.  A certificate executed by Sellers
              -------------------
     satisfying the requirements of Sections 7.4, 7.5 and 7.6 hereof;
                                    ------------  ---     ---

          (g) Legal Opinion.  Legal opinion of Goodman, Phillips &
              -------------
     Vineberg and Lapointe, Rosenstein in form satisfactory to Purchaser, addressed to Purchaser and Purchaser's lenders;

          (h) Consents.  Evidence satisfactory to Purchaser's counsel that
              --------
     each consent of a third party listed in Schedule 3.1(h) attached
                                             ---------------
     hereto, which consents are required by Purchaser to be obtained by Sellers prior to the

     Closing, have been obtained and remain in full force and effect, unless the obligation to obtain such consent has been specifically waived in writing by Purchaser;

          (i) Evidence of Gross Indebtedness.  Evidence of the amount of
              ------------------------------
     the Company's indebtedness to Gross satisfactory to Purchaser (the "GROSS INDEBTEDNESS")

          (j) Closing Financial Information.  An estimated consolidated
              -----------------------------
     balance sheet of the Company and the Subsidiary calculated as of 5:00 p.m. Toronto time on the business day immediately preceding the Closing Date prepared as described in Section 2.3(a), a copy of which
                                           --------------
     shall be attached hereto as Schedule 3.1(j) (the "CLOSING BALANCE
                                 ---------------
     SHEET"), accompanied by schedules in reasonable detail showing cash balances in all bank accounts of the Company and each Subsidiary, and all of their respective outstanding accounts payable, together with a calculation of estimated Net Worth;

          (k) Consent and Estoppel Certificates.  Except to the extent
              ---------------------------------
     waived in writing by Purchaser, Consent and estoppel certificates from the landlords of the Leased Facilities, certifying certain factual matters relating to the Leases, including without limitation certification that there are no defaults under the Leases and the amounts of security deposits under the Leases, consenting to the grant of security interests in the Leases to Purchaser's senior secured creditor, and consenting to the transfer of the Shares to the Purchaser, in form and substance reasonably acceptable to Purchaser and its lenders;

          (l) Resignations.  A resignation by each of the Sellers from
              ------------
     their positions as directors and officers of the Company and, where applicable, the Subsidiary, which resignations shall become effective simultaneously with the Closing, and acknowledgment that their respective employment agreements, if any, have been terminated without any further obligation due from the Company or the Subsidiary or the Purchaser;

          (m) Bank Accounts.  A list of all operating and other bank
              -------------
     accounts of the Company and the Subsidiary, together with
     documentation of the removal of all directors and officers resigning pursuant to Section 3.1(l) as signatories for such accounts;
                 --------------

          (n) Certificates.  Such tax certificates as required pursuant to
              ------------
     Section 2.5, hereof; and
     -----------

          (o) Payment for Lapierre Claim.  Payment of the $30,000 (Cdn) for
              --------------------------
     the Lapierre Claim described in Section 10 hereof; and
                                     ----------

          (p) Other Documents.  Such other documents relating to the
              ---------------
     transactions contemplated by this Agreement as Purchaser or its counsel may
     reasonably request, including, without limitation, to the extent not waived in writing by the Purchaser, documents specified as Sellers' closing deliveries on the Closing Checklist in the form of Exhibit F
                                                                ---------
     attached hereto.


          3.2. CLOSING DELIVERIES TO SELLERS.
               -----------------------------

          Purchaser agrees to deliver to Sellers at the Closing, each of the following, each of which constitutes a condition to Sellers' obligations to consummate the sale of the Shares:

          (a) Closing Payment.  The Closing Payment required by Section
              ---------------                                   -------
     2.2(a) by wire transfer of immediately available funds;
     ------

          (b) Seller Notes.  The Seller Notes, executed by Purchaser;
              ------------

          (c) Letters of Credit.  The Letters of Credit, executed by the
              -----------------
     issuer thereof;

          (d) Noncompetition Agreements.  The Noncompetition Agreements,
              -------------------------
     executed by Purchaser;

          (e) Escrow Agreement.  The Escrow Agreement, executed by
              ----------------
     Purchaser and the relevant escrow agent thereunder;

          (f) Termination of Guarantees.  Evidence of the termination or
              -------------------------
     release of the guarantees of Sellers described on Schedule 3.2(f)
                                                       ---------------
     attached hereto, or, to the extent any such termination or release cannot be obtained prior to the Closing, delivery by Purchaser of an indemnification of the applicable Seller or Sellers' obligations thereunder, in either case in form and substance reasonably satisfactory to Sellers;

          (g) Secretary's Certificate for Purchaser.  A certificate, signed
              -------------------------------------
     by the secretary or an assistant secretary of Purchaser, certifying the articles of incorporation and bylaws of Purchaser, appropriate authorizing resolutions of Purchaser's Board of Directors, the incumbency of Purchaser's officers executing this Agreement and the documents delivered in connection with the Closing, and the good standing of Purchaser in its state of incorporation and the State of Illinois;

          (h) Closing Certificate.  A certificate executed by Purchaser
              -------------------
     satisfying the requirements of Sections 8.1 and 8.2 hereof;
                                    ------------     ---

          (i) Legal Opinion.  A legal opinion of counsel for Purchaser,
              -------------
     Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., in
     substantially the form of Exhibit G attached hereto, addressed to
                               ---------
     Sellers; and

          (j) Other Documents.  Such other documents relating to the
              ---------------
     transactions contemplated by this Agreement as Sellers or their counsel may reasonably request, including, without limitation, documents specified as Purchaser's closing deliveries on the Closing Checklist.

          3.3. OTHER CLOSING DELIVERIES.
               ------------------------

          (a) Delivery into Escrow.  Purchaser agrees to deposit into the
              --------------------
     Escrow (by wire transfer of immediately available funds), at Closing, $3,123,375 which amounts shall be disbursed in accordance with Section
                                                                    -------
     2.2(b).
     ------

          (b) Payment to Gross.  Purchaser agrees to repay in full on
              ----------------
     behalf of the Company to Gross (by wire transfer of immediately available funds), at Closing the Gross Indebtedness.

          (c) Indemnification for 56 Wellesley Street Guaranty.  Purchaser
              ------------------------------------------------
     hereby agrees to indemnify and hold Sellers harmless from and against any and all out-of-pocket costs incurred by them arising under Sellers' Guaranty contained in one of the various leases of the 56 Wellesley Street West property.

          3.4. POST-CLOSING COVENANTS.
               ----------------------

          (a) Further Assurances.  On or after the Closing Date, and
              ------------------
     without further consideration, Purchaser and Sellers shall, from time to time at the request of any other party hereto, execute and deliver to such other party further documents and instruments evidencing the consummation of the transactions contemplated by this Agreement and/or any of the obligations created hereby or pursuant hereto, as such other party may reasonably require including, without limitation, instruments of conveyance, assignment and transfer of the Shares. The party requesting the execution and delivery of such further documents and instruments shall pay the reasonable out of pocket costs and expenses of all other parties hereto in connection therewith.

          (b) Administration of the Company Prior to Disbursement of the
              ----------------------------------------------------------
     Holdback; Cooperation of Parties. From and after the Closing Date and
     --------------------------------
     until payment in full of the Holdbacks, Purchaser, at Purchaser's sole cost and expense, shall administer and operate the Company, the Subsidiary and the Schools in material compliance with all Legal Requirements and Accrediting Body requirements, and in accordance with all permits, Accreditations, authorizations and agreements issued by or entered into with any Governmental Body or any Accrediting Body regulating or otherwise relating to the administration and operation of the Company, the Subsidiary or the Schools. Subject to the terms and provisions of this Agreement, Purchaser shall use its commercially reasonable efforts in order to obtain any and all approvals from the MET and the ME, any Accrediting Body and any other Governmental Body that may be necessary or appropriate to vest in Purchaser the right and authority to administer and operate the Schools, and Purchaser and Sellers shall cooperate in order to obtain such approvals.

          (c) Access and Maintenance of Records.  From and after the
              ---------------------------------
     Closing Date, Purchaser shall afford to Sellers, their counsel, accountants and other authorized representatives reasonable access to each of the Company's, the Subsidiary's and the Schools' books and records related to periods prior to the Closing Date during normal business hours and upon reasonable notice from Sellers to Purchaser, as reasonably required by Sellers in connection with (i) performance by Sellers of any of Sellers' obligations (whether directly or by virtue of their indemnification obligations) pursuant to this Agreement, (ii) any claim, action, litigation, program review, audit or other proceeding involving any one or more of the Sellers (other than any such claim, action, litigation, program review, audit or proceeding arising under this Agreement or in which Purchaser and/or the Company and the Subsidiary, on one hand, and Sellers or any of their Affiliates, on the other hand, are adverse parties and to which a privilege would apply) and (iii) Sellers preparation of their tax returns. Sellers, at Sellers' expense, may make copies of any such records as may be necessary or appropriate for Sellers' use (subject to Section 6.1 hereof) in connection with the foregoing. For a period
        -----------
     of seven (7) years from the Closing Date or until the expiration of the record retention period under relevant Legal Requirements or Accrediting Body requirements, if longer, Purchaser shall not destroy or otherwise dispose of any books or records of the Company or the Subsidiary related to periods prior to the Closing Date. Notwithstanding the foregoing, Purchaser shall preserve and protect all books, documents, papers, computer programs and records pertaining in any manner to the administration by the Company or the Subsidiary of student financial assistance programs with respect to the Schools for at least the period of time specified under applicable Legal Requirements.

4.   REPRESENTATIONS AND WARRANTIES OF SELLERS.
     -----------------------------------------

          As a material inducement to Purchaser to enter into this Agreement and to purchase the Shares, Sellers hereby represent and warrant as of the date hereof (except where another particular date is specified, in which event Sellers hereby represent as of such date) that:

          4.1. INCORPORATION AND ORGANIZATION OF THE COMPANY AND THE SUBSIDIARY.
               ----------------------------------------------------------------

          The Company is a corporation, duly incorporated, organized and subsisting under the laws of the Province of Ontario. The Company is qualified to do business as a corporation in the Province of Quebec, and all other jurisdictions in which the nature of its operations require it to register or otherwise qualify as an extra-provincial corporation, except where failure to register or so qualify would not have a material adverse effect on its business or operations. IAMD-Montreal is a corporation duly incorporated, organized and subsisting under the laws of the Province of Quebec. IAMD-Montreal is qualified to do business as an extra-provincial corporation and in good standing in all other jurisdictions in which the nature of its operations require it to so qualify, except where failure to so qualify would not have a material adverse effect on its business or operations. Each of the Company and the Subsidiary has all requisite power and authority to own and operate its properties and assets, to carry on its business as now conducted, and to consummate the transactions contemplated hereby. The Company and the Subsidiary are not, and for the past five (5) years have not been, engaged in any business other than the operation of the Schools, and activities directly related thereto. The copies of the Company's and the Subsidiary's articles of incorporation and bylaws which have been furnished by Sellers to Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The failure of the Company to be registered in Quebec did not and will not have a material adverse effect on the Company, the subsequently organized Quebec Subsidiary, or the Schools.

          4.2. OWNERSHIP OF THE COMPANY, THE SUBSIDIARY AND THE SCHOOLS.
               --------------------------------------------------------

          (a) The Subsidiary is owned and operated by the Company directly, and no other Person has any ownership interest in the Subsidiary. The School in Toronto is owned directly by the Company and the School in Montreal is owned directly by the Subsidiary, and no other Person has any ownership interest in the Schools. No Person other than Purchaser has any right, option, warrant, subscription or other arrangement to purchase shares in the capital of the Company (or the Subsidiary) or to otherwise acquire any other equity interest in the Company (or the Subsidiary) or the Schools. The transfer by the Company of assets to the Subsidiary was sufficient to transfer good and valid title to such assets to the Subsidiary, free and clear of any Encumbrances.

          (b) The Shares are owned by each Seller directly, and no other Person has direct or indirect ownership interest in the Company and no Person, other than the Purchaser, has any right, option, warrant, subscription or other arrangement to purchase shares of capital stock of the Company or to otherwise acquire any other equity interest in the Company.

          4.3. CAPACITY; AUTHORIZATION; BINDING EFFECT, ETC.
               --------------------------------------------

          Each Seller hereby represents and warrants that he or she individually has the unrestricted and absolute power, legal capacity and authority to execute, deliver and perform this Agreement and each other document being executed in connection herewith to which he or she is a party. Such Seller hereby further individually represents and warrants that this Agreement has been, and each other document to be executed by such Seller in connection herewith, as of the Closing, will have been, duly executed and delivered by

Sellers or such Seller, and (assuming the due authorization, execution and delivery hereof and thereof by Purchaser and any other parties thereto), this Agreement is, and each such other document or agreement will be, a valid and binding obligation of such Seller, as the case may be, enforceable against him or her in accordance with its terms.

          4.4. NO CONFLICTS, ETC.
               -----------------

          (a) Except as set forth in Schedule 4.4, the execution, delivery
                                     ------------
     and performance of this Agreement and each other document being executed by Sellers or any of them in connection herewith, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) contravene, conflict with, or result in a violation of (i) any provision of the articles of incorporation or bylaws of the Company or the Subsidiary; or (ii) any resolution adopted by the board of directors or the shareholders of the Company or the Subsidiary; (b) contravene, conflict with or violate any Legal Requirement applicable to the Company, the Subsidiary or the Schools or any of their respective assets or properties; (c) with or without the giving of notice or the passage of time, or both, conflict with or result in the breach or termination, of, or default under, any provision of the articles of incorporation or bylaws of the Company or the Subsidiary, or any material instrument, license, permit, authorization, agreement or commitment to which the Company, the Subsidiary or the Schools, are a party or by which any of their assets or properties are bound; (d) constitute a violation of any order, judgment or decree to which the Company, the Subsidiary, or the Schools, are a party or by which any of their assets or properties is bound; or (e) require any approval of, filing or registration with, or consent from any Governmental Body or Accrediting Body that is required to be obtained or made by the Company, the Subsidiary or the Schools; (f) cause the Company or the Subsidiary to become subject to, or liable for the payment of, any Taxes outside of the ordinary course of business relating to periods prior to the Closing Date, or transfer taxes under any state, province or local law attributable to purchase of the Shares by Purchaser, except as result of the current taxation year of the Company and the Subsidiary ending by virtue of the Closing of the transactions contemplated hereby. Except as set forth on
     Schedule 4.4, none of the Company, the Subsidiary, the Schools or any
     ------------
     Seller is or will be required to give any notice or obtain any consent, approval or other authorization from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder.

          (b) The execution, delivery and performance of this Agreement and each other document being executed by each Seller in connection herewith, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) contravene, conflict with or violate any Legal Requirement applicable to such Seller; (b) with or without the giving of notice or the passage of time, or both, conflict with or result in the breach or termination, of, or default under, or any material instrument, license, permit, authorization, agreement or commitment to which such Seller is a party or by which any of his or her assets or properties are bound; (c) constitute a violation of any order, judgment or decree to which such Seller is a party or by which any of his or her assets or properties is bound; or (d) require any approval of, filing or registration with, or consent from any Governmental Body or Accrediting Body that is required to be obtained or made by such Seller. Except as set forth on Schedule 4.4, such Seller is not or
                                    ------------
     will not be required to give any notice or obtain any consent, approval or other authorization from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder by such Seller.

          4.5. INVESTMENTS.
               -----------

          The Company has, and during the five (5) years prior to the date hereof has had, no Investment, in any Person other than the Subsidiary. The Subsidiary does not have, and during the five (5) years prior to the date hereof has not had, any Investment in any other Person.

          4.6. CAPITALIZATION.
               --------------

          The capitalization of the Company and the Subsidiary is as follows:

          (a) (i) The authorized equity securities of the Company consist of an unlimited number of common shares, of which forty-three thousand six hundred sixty seven (43,667) shares are issued and outstanding to the Sellers as set forth on Schedule 4.6. Such issued and outstanding
                                 ------------
     securities constitute the "SHARES". (ii) Sellers are, and at the moment immediately prior to consummation of the Closing will be, the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances.

          (b) The authorized equity securities of IAMD-Montreal consist of an unlimited number of Class A, Class B, Class C, Class D, Class E, and Class F shares, of which one hundred (100) Class A shares and Seven Thousand Two Hundred Forty One (7,241) Class E shares are issued and outstanding to the Company. The Company is, and at the moment immediately prior to consummation of the Closing will be, the record and beneficial owner and holder of all such equity securities of IAMD-Montreal, free and clear of all Encumbrances.

Except as set forth in Schedule 4.6, no legend or other reference to any
                       ------------
purported Encumbrance appears upon any certificate representing equity securities of the Company or the Subsidiary. All of the outstanding equity securities of the Company and the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in
Schedule 4.6, there are no agreements, (other
------------
than shareholders' agreements which will be terminated prior to, or in connection with, the Closing), commitments (including without limitation any options, warrants, rights or similar arrangements) or Plans relating to the issuance, sale, or transfer of any equity securities or other securities of the Company or the Subsidiary or providing for cash payments based upon the value of any equity securities of the Company or the Subsidiary. None of the outstanding equity securities or other securities of the Company or the Subsidiary was issued in violation of the Securities Act, any Canadian securities legislation or any other Legal Requirement. Neither the Company (except for its ownership of the outstanding shares of the Subsidiary) nor any of the Subsidiary owns, or has any agreement or commitment to acquire, any equity securities or other securities of any Person, or any direct or indirect equity or ownership interest in any other business.

          4.7. BOOK AND RECORDS.
               ----------------

          Except as set forth on Schedule 4.7:
                                 ------------

          (a) The minute books, share record books, and other records of the Company and the Subsidiary, all of which are being made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls, except where failure to so maintain such books and records would not have a material adverse effect upon the Company or the Subsidiary.

          (b) The minute books of the Company and the Subsidiary contain accurate and complete records of all meetings held of, and corporate action taken by, their respective shareholders, boards of directors, and committees of their respective boards of directors, and no meeting of any such shareholders, boards of directors, or committees has been held for which minutes have not been prepared and are not contained in such minute books, except where failure to so prepare and maintain such minutes would not have a material adverse effect on the Company or any of its Subsidiaries.

          (c) The Company and the Subsidiary have maintained all of its accounting books and records in accordance with applicable Legal Requirements and GAAP, except where failure to so maintain such books and records would not have a material adverse effect upon the Company or the Subsidiary, and such books and records are true, correct and complete in all material respects.

          (d) At the Closing, all books and records described in this
     Section 4.7 will be in the possession of the Company or the
     -----------
     Subsidiary, as applicable.

          4.8. COMPLIANCE WITH LAWS; LICENSES AND PERMITS.
               ------------------------------------------

          Except as set forth in Schedule 4.8(a) attached hereto, none of the
                                 ---------------
Company, the Subsidiary, or the Sellers is in violation of any Legal Requirement which violation might reasonably be expected to have a material adverse effect upon the financial condition, operating results, Accreditation or business of the Company, or the Subsidiary or the Schools, and none of the Company, the Subsidiary, or the Sellers has received notice of any such violation. None of the Company, the Subsidiary, or the Sellers has received any notice of any violations of the Occupational Health and Safety Act, as amended, or any other occupational health or safety act or any similar Legal Requirement, relating to the Company or the Subsidiary. The Company and the Subsidiary currently maintain all licenses, Accreditations, certificates, permits, consents, authorizations, and other governmental or regulatory approvals (the "LICENSES AND PERMITS") necessary to conduct the business and operations of the Company and the Subsidiary as presently being conducted, except where the failure to maintain any such Licenses and Permits would not have a material adverse effect on the operations or financial condition of the Company or the Subsidiary or the Schools. Each of the Company and the Subsidiary has duly filed all reports and returns required to be filed by it with all Governmental Bodies and the Accrediting Body except where failure to file any such report or return would not have a material adverse effect on the Company or its Subsidiary. No application made by the Company or the Subsidiary for any Licenses and Permits during the last five (5) years has been denied except for requests made to the ME to introduce a new program, which requests were not granted, as listed on
Schedule 4.8(d) hereto.  Schedule 4.8(b) attached hereto is a true, correct and
---------------          ---------------
complete list of all Licenses and Permits held by the Company and the Subsidiary, and the Governmental Body or Accrediting Body granting each such License and Permit. Except as set forth on Schedule 4.8(b), the Licenses and
                                            ---------------
Permits are in full force and effect, and no proceedings for the suspension or cancellation of any of them is pending or, to the best of Sellers' knowledge, threatened. Sellers have delivered to Purchaser copies of all such Licenses and Permits. Except as set forth on Schedule 4.8(b), none of the Company or the
                                 ---------------
Subsidiary, or any Seller, has received notice that any of the Licenses and Permits will not be renewed and to the best of Sellers' knowledge, there is no basis for nonrenewal. Each of the Company and the Subsidiary has all Accreditations from Accrediting Bodies and all surety bonds sufficient and in effect which are required to conduct the business of the School operated by it, as presently conducted. Except as set forth in Schedule 4.8(c) attached hereto,
                                                ---------------
none of the Company, or the Subsidiary, or any Seller, has received any notice, not previously resolved in full without any material liability, with respect to any alleged violation of the rules or regulations of the MET or ME or any applicable Accrediting Body, in respect of the Schools, including sales and marketing activities, or the terms of any program participation agreement to which it is or was a party. Except as set forth on Schedule 4.8(c) attached
                                                    ---------------
hereto, Sellers are not aware of any investigation, and/or review of the Schools' student financial aid programs or any review of Accreditation of either School by any Governmental Body or Accrediting Body.

          4.9. RECRUITMENT; ADMISSIONS PROCEDURES; ATTENDANCE; FINANCIAL AID;
               --------------------------------------------------------------
REPORTS.
-------

          Schedule 4.9(a) attached hereto is a complete list of all policy
          ---------------
manuals and other statements of procedures or instruction of the Company or the Subsidiary or of ME and MET in the possession of the Company or the Subsidiary relating to (a) recruitment of students for the Schools, including procedures for assisting in the application by prospective students for direct or indirect provincial or federal financial assistance; (b) admissions procedures, including any descriptions of procedures for insuring compliance with federal, provincial or Accrediting Body requirements applicable to such procedures; (c) procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course performance requirements and completion; and (d) compliance with Legal Requirements relating to financial aid programs (collectively, the "POLICY GUIDELINES"). Sellers have delivered to Purchaser true, correct and complete copies of all Policy Guidelines. Except as disclosed on Schedule 4.9(b) attached hereto or in any other schedule to this
             ---------------
Agreement, the operations of the Company and the Subsidiary have, in all material respects, been conducted substantially in accordance with the Policy Guidelines (as then in effect) and all relevant standards imposed by applicable Accrediting Bodies, and other agencies administering provincial or federal governmental financial assistance programs in which the Company or the Subsidiary participate, and other applicable Legal Requirements. The Company has submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests, for the Company, the Subsidiary and the Schools ("COMPLIANCE REPORTS") to all agencies or other entities with which such filings are required relating to its compliance with (i) applicable Accreditation standards, and (ii) Legal Requirements governing programs pursuant to which either of the Schools or its students receive student financial assistance funding except where failure to submit such Compliance Reports would not have a material adverse effect on the business or operations of the Company, or the Subsidiary or the Schools. There are no articulation agreements between the Schools and degree granting colleges and universities in effect and no such agreements are necessary for the business or operations of the Company or the Subsidiary. All forms and records of the Company and the Subsidiary have been prepared, completed, maintained and filed in all material respects in accordance with all applicable Legal Requirements, and are true and correct in all material respects. All financial aid grants and loans, disbursements and record keeping relating thereto have been completed in compliance with all federal and provincial requirements, and there are no material deficiencies in respect thereto. To the best of Sellers' knowledge and except as previously disclosed in prior audits by MET or ME, no student at either of the Schools has been funded prior to the date for which such student was eligible for funding, and such student's records conform in form and substance to all relevant regulatory requirements.

          4.10. REGULATORY REQUIREMENTS.
                -----------------------

          The ME and the MET represent all Accrediting Bodies under which the Schools are regulated or required to be regulated and there are no other governmental, regulatory or accrediting entities under which the Schools are regulated or required to be regulated.

          4.11. TITLE TO THE ASSETS.
                -------------------

          (a) Neither the Company nor the Subsidiary presently owns, or has ever owned, any real property.

          (b) Schedule 4.11(b) sets forth a list of the real properties
              ----------------
     leased or otherwise used, operated or occupied by the Company or the Subsidiary (the "LEASED FACILITIES"). The leases covering the Leased Facilities (the "LEASES"), which are also described on Schedule
                                                            --------
     4.11(b) are valid and in full force and effect and are enforceable in
     -------
     all material respects in accordance with their terms.

          (c) All of the tangible assets and records relating to intangible assets of the Company and the Subsidiary are or as of the Closing will be delivered to Purchaser or located at the Leased Facilities. Except as disclosed or summarized in Schedule 4.11(c), neither the Company
                                   ----------------
     nor the Subsidiary is under any contractual or other legal obligation or has entered into any commitment to make capital improvements or alterations to the Leased Facilities. The Company and/or the applicable Subsidiary and, to the best of Sellers' knowledge, the landlords, are not in default under the Leases and, to the best of Sellers' knowledge, no event, act or omission has occurred which (with or without notice, the passage of time or the happening or occurrence of any other event) would result in a default thereunder. The Company and/or the applicable Subsidiary enjoys peaceful and undisturbed possession under the Leases, and to the best of Sellers' knowledge the Leased Facilities are not subject to any zoning, ordinance or other restrictions which would prohibit the use and enjoyment of the Leased Facilities in the manner in which the Leased Facilities are currently used. Sellers have no knowledge of any condemnation proceedings relating to the Leased Facilities. To the best of Sellers' knowledge, the Leased Facilities, and the use thereof by the Company, the Subsidiary and the Schools are in compliance in all material respects with all Legal Requirements.

          (d) Except for the leased or licensed assets and properties set forth on Schedule 4.11(d)(i) attached hereto, the Company or the
              -------------------
     Subsidiary owns outright, and has good and marketable title to, all of assets and properties used in connection with the operation of the Schools, free and clear of Encumbrances other than Encumbrances set forth on Schedule 4.11(d)(ii) ("PERMITTED ENCUMBRANCES"), and liens
              --------------------
     for current taxes not yet due and payable. All leases for tangible personal property used by the Company or any Subsidiary in connection with their operations are valid and in full force and effect and enforceable in all material respects in accordance with their terms. Except as set forth in Schedule 4.11(d)(i) attached hereto, no such
                            -------------------
     lease is a capital lease, and neither the Company nor any Subsidiary, or, to the best of Sellers' knowledge, any of the other parties thereto, is in default under any such lease or license, and no event, act or omission has occurred which (with or without notice, the passage of time or the happening or occurrence of any other event) would result in a default thereunder.

          (e) The tangible assets (other than the Leased Property) which are owned or leased by the Company or the Subsidiary and with individual values of $5,000 or more are listed or reflected on
     Schedule 4.11(e) attached hereto, and, to the best of Sellers'
     ----------------
     knowledge, are in good operating condition, order and repair, useable in the ordinary course of business consistent with past practice, subject to ordinary wear and tear, and with the additional equipment already ordered, are sufficient and adequate for all current operations. None of the Company, the Subsidiary or any Seller has received notice of any violation of or default under any Legal Requirement or requirement relating to any of such assets which remains uncured or has not been resolved.

          (f) Other than as listed on Schedule 4.11(f) hereto and the
                                      ----------------
     Leased Facilities, the Company does not operate, nor during the past five (5) years has it owned, leased or operated, any Facility.

          (g) The Curricula constitutes all of the Curricula currently used in courses currently offered at the Schools.

          (h) The Intellectual Property constitutes all the patents, trademarks, logos, Tradenames (as defined in Section 4.13(a) herein),
                                                  ---------------
     servicemarks, copyrights, know-how, logos and trade secrets owned by the Company or the Subsidiary, or used in connection with their operations, and except for leased or licensed assets and properties set forth on Schedule 4.11(d)(i), constitutes all the patents,
                  -------------------
     trademarks, logos, Tradenames, servicemarks, copyrights, know-how and trade secrets otherwise necessary to the business and operations of the Company and the Subsidiary.

          4.12.  MATERIAL MISCELLANEOUS CONTRACTS.
                 --------------------------------

          Schedule 4.12 attached hereto sets forth a true, complete and correct
          -------------
list of all material contracts, agreements, and commitments relating to the operations of the Company or the Subsidiary (hereinafter collectively referred to as the "MATERIAL MISCELLANEOUS CONTRACTS") (a) requiring aggregate payments after the date hereof in excess of $5,000 or with a term expiring one (1) year or later after the date hereof, or (b) including confidentiality, noncompetition, nonsolicitation option or similar provisions, other than (w) the Leases, (x) leases and licenses listed on Schedule 4.11(d)(i) attached hereto,
                                          -------------------
(y) Plans listed on Schedule 4.21 attached hereto and (z) teachers' contracts
                    -------------
entered into in the ordinary course of business on standard terms and conditions. True complete and correct copies of all Material Miscellaneous Contracts, together with all amendments thereto, have heretofore been delivered or otherwise made available to Purchaser. The

Material Miscellaneous Contracts constitute legal, valid and binding obligations of the Company, or the Subsidiary, as applicable, and to the best of Sellers' knowledge, the other parties thereto, and to the best of Sellers' knowledge are in full force and effect. None of Company or any of the Subsidiaries is in material default or, to the best of Sellers' knowledge, alleged to be in material default on any term of any such Material Miscellaneous Contract. Except as noted on Schedule 4.12 attached hereto, the consummation of the transactions
            -------------
contemplated by this Agreement does not require the consent or approval of any party to any Material Miscellaneous Contract.

          4.13.  TRADENAMES; CONFIDENTIAL INFORMATION.
                 ------------------------------------

          (a) All tradenames, logos, trademarks or service marks used in connection with the operations of the Company, the Subsidiary or the Schools, and all forms, derivatives and graphic presentations thereof, including forms of the tradename "International Academy of Merchandising and Design" and related trademarks, logos and servicemarks (collectively, the "TRADENAMES"), having material value to the operations of the Company or the Subsidiary are set forth on
     Schedule 4.13(a) attached hereto. To the best of Sellers' knowledge,
     ----------------
     the Company and the Subsidiary have the exclusive right to the use of each Tradename as an assumed business name in the province in which such Tradename is used, and Schedule 4.13(a) sets forth all
                                 ----------------
     registrations (including the jurisdictions thereof) of each Tradename as a trademark, servicemark or assumed name. The Company has not licensed any other Person to use any Tradename. None of the Company, the Subsidiary, or any Seller, has been sued or, to the best of Sellers' knowledge, threatened with suit for infringement, violation or breach with respect to any Tradename, and to the best of Sellers' knowledge, no basis exists for any such suit. None of the Company, the Subsidiary or any Seller is on notice of any infringement, violation or breach of any Tradename by any other Person.

          (b) To the best of Sellers' knowledge, the Company and the Subsidiary have the right to use, free and clear of any claims or rights of any third party, all Intellectual Property (subject in the case of computer programs to the license agreements in that regard), customer lists, Curricula and any other proprietary or confidential information required for or used in the operations of the Schools. To the best of Sellers' knowledge, none of the Company, the Subsidiary, or any Seller is in any way making any unlawful or wrongful use of any tradename, trade secret, customer list, know-how, curricula or any other proprietary or confidential information of any third party including, without limitation, any former employer of any present or past employee of the Company or the Subsidiary.

          4.14. FINANCIAL STATEMENTS.
                --------------------

          Sellers have previously furnished the Financial Statements to Purchaser. The balance sheets included in the Financial Statements present fairly, in accordance with GAAP, the assets and liabilities of the Company and the Subsidiary as of the respective dates thereof, and the related statements of operations present fairly, in accordance with GAAP, the results of operations of the Company and the Subsidiary for the respective periods covered thereby (subject to the proviso that the Quebec subsidiary was formed in 1996). The Financial Statements have been prepared in accordance with GAAP (except that the Interim Financial Statements are not accompanied by all footnotes required by GAAP and are subject to customary year end adjustments), are correct and complete in all material respects and fairly present the financial position of the Company and the Subsidiary as of the dates of such Financial Statements, and the results of operations and changes in financial position for the periods covered by such Financial Statements. The Company and the Subsidiary maintained their financial books and records in accordance with applicable Legal Requirements and (except for usual statement date adjustments) in accordance with GAAP, and such books and records are, and during the periods covered by the Financial Statements were, correct and complete in all material respects, fairly reflecting the income, expenses, assets and liabilities of the Company and the Subsidiary. On the date of the balance sheet forming a part of the Interim Financial Statements, the Company and the Subsidiary had no liabilities which were required to be set forth in a balance sheet prepared in accordance with GAAP but that were not included in such balance sheet. Except as set forth in
Schedule 4.14 attached hereto, neither the Company nor the Subsidiary are
-------------
required to provide any letters of credit, guarantees or other financial security arrangements in connection with any transactions, approvals or licenses in the ordinary course of operations of the Company or the Subsidiary nor is the Company or the Subsidiary bound by, party to or subject to any agreement, contract or commitment providing for the guarantee, indemnification, assumption or endorsement or any like commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any Person. As of the date hereof, neither the Company nor the Subsidiary has any material indebtedness, liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, whether known or unknown, other than:

          (a) those set forth or reserved against in the balance sheets included in the Financial Statements for the fiscal years then ended or disclosed in the footnotes to such Financial Statements, to the extent so disclosed;

          (b) those set forth or reserved against in the Interim Financial Statements, or those which would have been disclosed in footnotes to such Interim Financial Statements, if footnotes had been prepared and which have been disclosed in writing to Purchaser, to the extent set forth, reserved against or, in the case of footnote items, disclosed;

          (c) except as set forth on Schedule 4.14(c) attached hereto,
                                     ----------------
     those incurred since the Interim Balance Sheet Date in the ordinary course of business and consistent in nature with past practice, or those which would have been disclosed in footnotes if footnotes had been prepared and which have been disclosed to Purchaser in writing, to the extent set forth, reserved or, in the case of footnote items, disclosed;

          (d) those set forth on Schedule 4.14(c); and
                                 ----------------

          (e) those not required to be disclosed in financial statements or notes thereto prepared in accordance with GAAP.

There are no long-term fixed or contractual liabilities relating to the operation of the Company or the Subsidiary, as presently operated by the Company, the annual expenses of which are not reflected in the Financial Statements where required by GAAP or which are not otherwise disclosed or set forth in this Agreement or one or more of the schedules hereto. Other than obligations in respect of prepaid tuition neither the Company nor the Subsidiary has any obligations in respect of refundable deposits.

          4.15.  RECEIVABLES.
                 -----------

          The accounts receivable (including, without limitation, student accounts receivables) of the Company and the Subsidiary, except to the extent of the allowance for cancellations and doubtful accounts set forth in the Final Balance Sheet, are bona fide Receivables, arose out of arms' length transactions in the normal and usual practices of the Company or the Subsidiary, as applicable, are recorded correctly on the applicable books and records of the Company and the Subsidiary, and, to the best of Sellers' knowledge, are collectable in full in the ordinary course of business, subject in the case of certain Receivables to reserves established for such Receivables in the Final Balance Sheet. To the best of Sellers' knowledge, such Receivables are not subject to any defense, counterclaim or setoff or trade discounts or credits not reflected in the Final Balance Sheet (other than tuition refund policies administered in accordance with all applicable Legal Requirements and the applicable Policy Guidelines), and Sellers have no knowledge of any facts or circumstances which would cause any of such Receivables to have to be written down or written off in amounts which in the aggregate would be in excess of reserves established for such Receivables in the Final Balance Sheet.

          4.16.  INVENTORIES.
                 -----------

          The only inventories maintained by the Company and the Subsidiary consists of supplies used in the ordinary course of business and are reflected on the Financial Statements as "inventories." Such supplies will be reflected at the lesser of the cost or realizable value to the extent thereof on the Final Balance Sheet and to that extent are usable in the ordinary and regular course of business, are in all material respects fit and sufficient for the purpose for which they were purchased and, at the date of this Agreement, are in customary amounts appropriate to the Company's operation of the Schools. All excess or obsolete items have been written off.

          4.17.  BANK ACCOUNTS.
                 -------------

          Schedule 4.17 attached hereto sets forth a true, complete and correct
          -------------
list of the names of all banks and other financial institutions in which the Company or the Subsidiary has an account or safe deposit box, which list includes a description of such accounts, the account numbers and the names of all individuals authorized to draw thereon or have access thereto.

          4.18.  LITIGATION, ETC.
                 ----------------

          (a) Except as set forth in Schedule 4.18(a) attached hereto,
                                     ----------------
     there are no (a) judgments, decrees, injunctions, rulings, awards or orders of any Governmental Body or Accrediting Body against or affecting the Company, or the Subsidiary or the Schools and (b) Proceedings, pending or, to the best of Sellers' knowledge, threatened against or affecting the Company, the Subsidiary, or the Schools, at law or in equity, or before or by any Governmental Body or Accrediting Body; to the best of Sellers' knowledge, none of the Company, the Subsidiary or the Schools are the subject of any investigations or inquiries by any Governmental Body affecting the Company or the Subsidiary (including inquiries as to the qualification to hold or receive any of the Licenses and Permits); and, to the best of Sellers' knowledge, there is no basis for any of the foregoing. There are no other Proceedings pending, or to the best of Sellers' knowledge, threatened against or affecting the Company, the Subsidiary, or their Affiliates generally (including claims with respect to any Employee Benefit Plans) which if adversely decided would have a material adverse effect on the Company, the Subsidiary, the Schools, or their assets taken as a whole.

          (b) Except as set forth in Schedule 4.18(b) attached hereto,
                                     ----------------
     there are no (a) judgments, decrees, injunctions, rulings, awards or orders of any Governmental Body or Accrediting Body against or affecting any Seller or such Seller's interest in the Company, or (b) Proceedings, pending or, to the best of Sellers' knowledge, threatened against or affecting any Seller's interest in the Company or the Schools or any Seller, at law or in equity, or before or by any Governmental Body or Accrediting Body; to the best of Seller's knowledge, such Seller is not the subject of any investigations or inquiries by any Governmental Body affecting such Seller (including claims with respect to any Employee Benefit Plans) which if adversely decided would have a material adverse effect on the Company, the Subsidiary or their assets taken as a whole.

          4.19.  INSURANCE.
                 ---------

          Schedule 4.19 attached hereto sets forth all insurance coverages now
          -------------
maintained by the Company and the Subsidiary on the Leased Facilities, the assets and the operations of the Company and the Subsidiary, including a list of all policies or binders of fire, extended coverage, general and vehicular, fidelity and fiduciary liability, workers' compensation, key-man life and other similar insurance, and all binders for insurance to be purchased on or before Closing in order to replace policies expiring prior to the Closing. Copies of such policies have been previously delivered to Purchaser. Except as set forth in Schedule 4.19
                                                               -------------
attached hereto, such policies and binders are in full force and effect, and there is no material breach or default with respect to any provision contained in any such policy or binder, and all premiums, to the extent due and payable, have been paid or the liability therefor properly accrued. Except for amounts deductible and self-insured retainers under such policies of insurance, the Company and the Subsidiary have not been, prior to the date hereof, subject to liability as a self-insurer. Except as set forth in Schedule 4.19 attached
                                                    -------------
hereto, there are no claims pending or threatened under any of said policies pertaining to the Company or the Subsidiary or disputes with underwriters regarding coverage under such policies pertaining to the Company, the Subsidiary or the Schools. Except as set forth on Schedule 4.19, neither the execution,
                                       -------------
delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in the loss to the Company or the Subsidiary of any of the insurance policies listed, or impair the rights of the Company or the Subsidiary with respect to liabilities arising, in connection with the operations of the Company and Subsidiary prior to the Closing. Within five (5) years prior to the date hereof, neither the Company nor the Subsidiary has been denied insurance, or been offered insurance only at a commercially prohibitive premium.

          4.20.  ENVIRONMENTAL MATTERS.
                 ---------------------

          Except as set forth in Schedule 4.20 attached hereto, neither the
                                 -------------
Company nor the Subsidiary has generated, transported, stored, treated or disposed, nor has either of them allowed or arranged for any third persons to generate, transport, store, treat or dispose of, any Hazardous Substance to or at: (a) any location other than a site lawfully permitted to receive such Hazardous Substance for such purposes or (b) any location designated for remedial action pursuant to federal, state, provincial or local statute and relating to the environment or waste disposal; nor, to the best of Sellers' knowledge, has the Company or the Subsidiary performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any Legal Requirements or in any other manner which may result in liability for contamination or threat of contamination of the environment in violation of any Environmental Law, except where such violation would not have a material adverse effect on the business or operations of the Company or the Subsidiary. Except as set forth in Schedule 4.20, attached hereto, to the best of Sellers'
                -------------
knowledge, no generation, use, handling, storage, treatment, release, threat of release, discharge, spillage or disposal of any Hazardous Substance in violation of any Environmental Law, has occurred or is occurring at the Leased Facilities or, to the best of Sellers' knowledge, any other Facility previously owned or operated by the Company or the Subsidiary. Except as set forth in Schedule 4.20
                                                                   -------------
attached hereto, neither the Company, the Subsidiary, nor any Sellers has received notification of, nor is it aware, of, any past or present failure by the Company or the Subsidiary to comply with any Environmental Law, including without limitation the requirements of any permits, franchises, licenses or orders issued pursuant to any Environmental Law, applicable to the Company or the Subsidiary or their operations. Except as set forth on Schedule 4.20, none of
                                                       -------------
the Company or the Subsidiary or Sellers has received any notification, nor is it aware of, any past or present failure by the Company or the Subsidiary to comply in any material respect with any Environmental Law, which failure may result in judicial, regulatory or other legal proceedings that would have a material adverse impact on the operations of the Company or the Subsidiary or result in the imposition of any Encumbrance against the Company's or the Subsidiary's assets. Except as set forth on Schedule 4.20, to the best of
                                            -------------
Sellers' knowledge, the Leased Facilities do not contain asbestos or polychlorinated biphenyls or any underground storage tanks. None of the Company, the Subsidiary, or Sellers has received notice from any Governmental Body requiring any removal or other remediation with respect to asbestos or polychlorinated biphenyls located at the Leased Facilities.

          4.21.  EMPLOYEE BENEFIT PLANS.
                 ----------------------

          (a) Schedule 4.21(a) lists all Employee Benefit Plans (the
              ----------------
     "PLANS") that the Company or any Subsidiary maintains to which the Company or any Subsidiary contributes or to which the Company or any Subsidiary has an obligation to contribute with respect to any current or former employee of the Company or any Subsidiary, or with respect to which the Company or any Subsidiary otherwise is reasonably expected to have any liability or potential liability, whether or not such plan has terminated or whether or not such plan is or was maintained for current or former employees of the Company or any Subsidiary or current or former employees of any other member of the controlled group of the Company or any Subsidiary.

          (b) Except as disclosed on Schedule 4.21(b), neither the Company
                                     ----------------
     nor the Subsidiary contributes to, has any obligation to contribute to or otherwise has any liability or potential liability with respect to any Employee Benefit Plan.

          (c) No Plan requires Sellers, the Company or the Subsidiary to pay separation, severance, termination or other such benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control" of the Company or such Subsidiary.

          (d) With respect to each Plan, all premiums which are due (including employer contributions and employee salary deduction contributions) have been paid to such Plan, and all premiums with respect to the current plan year for the period ending on the Closing Date, have been made or accrued. No Plan has any material unfunded liabilities.

          (e) With respect to each Plan, Seller has provided Purchaser with true, complete and correct copies, to the extent applicable, of: (i) all documents pursuant to which the Plans are maintained, funded and administered.

          (f) The Company does not have nor has it at any time had any obligations or liabilities with respect to any pension, retirement arrangement or deferred profit sharing plan for the benefit of its employees or former employees.

          4.22.  EMPLOYMENT MATTERS.
                 ------------------

          (a) Except as set forth in Schedule 4.22(a) attached hereto, (i)
                                     ----------------
     to the best of Sellers' knowledge, the Company and the Subsidiary are in compliance in all material respects with all Legal Requirements relating to employment and employment practices, including terms and conditions of employment, employment discrimination and wages and hours, and none of the Company or the Subsidiary are engaged in any unfair labor practices with respect to individuals employed by or providing services to the Company or the Subsidiary; (ii) none of the Company, the Subsidiary or Sellers are aware of, nor has any of them received any written or other notice of, any complaints against the Company or the Subsidiary with respect to individuals employed by or providing services to the Company or the Subsidiary pending before the Ontario Labour Relations Board, the Quebec Labour Court, a Quebec labour commissioner or the Quebec Commission des relations du travail or any similar provincial or local labor agency or otherwise; (iii) there are no labor strikes, slow-downs or stoppages or other labor troubles pending or, to the best of Sellers' knowledge, threatened with respect to any individuals employed by or providing services to the Company or the Subsidiary; to the best of Sellers' knowledge no labor organization activities have occurred with respect to such employees during the past three (3) years; (iv) there are no collective bargaining agreements binding on the Company or the Subsidiary; (v) no labor organization or employee association represents employees of the Company or the Subsidiary and there have been no attempts made by any labour organization or employee association to organize such employees; nor, to the best of Seller's knowledge, are any such attempts being made, (vi) no grievances have been asserted by any labor organization against the Company or the Subsidiary with respect to individuals employed by or providing services to the Company or the Subsidiary; and (vii) neither the Company nor the Subsidiary has experienced any work stoppage by such employees during the last three (3) years. Schedule 4.22(a) attached
                                                ----------------
     hereto contains a list of all employees of the Company and the Subsidiary and all material consultants to the Company and the Subsidiary (including, without limitation, sales representatives and other recruiters), other than attorneys and accountants, who are employed or providing services in connection with the operation of the Company or the Subsidiary including: name; length of service; job title and job description; rate of base salary, bonus, vacation entitlements, commissions, fees and other incentive compensation; and identifying all contracts, agreements, commitments and arrangements, written or oral, with such employees or consultants. None of the contracts, agreements, commitments and arrangements, written or oral, with such employees or consultants requires the Company or the Subsidiary to pay separation, severance, termination or other such benefits solely as a result of a "change in control" in the Company or the Subsidiary. Sales representatives and other recruiters for the Company and the Subsidiary, whether employed directly by or otherwise engaged by the Company or the Subsidiary, are licensed or registered in accordance with all applicable Legal Requirements. Except as provided for on
     Schedule 4.22(a) hereto, no such sales representative or other
     ----------------
     recruiter receives commissions, bonuses or other contingency payments based, directly or indirectly, on the enrollment of students by such individual. True, correct and complete copies of all written agreements or descriptions of oral agreements, if any between the Company or the Subsidiary and such employees or consultants and all amendments thereto have been provided to Purchaser. The Company and the Subsidiary has performed all of their obligations under such agreements and are not in default or violation and, to the best of Sellers' knowledge, the other parties thereto are not in default or violation, thereunder.

          (b) Except as set forth on Schedule 4.22(b), no employee, officer
                                     ----------------
     or director of the Company or the Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, that in any way adversely affects or will affect (i) the performance of his or her duties as an employee, officer or director of the Company or the Subsidiary, or (ii) the ability of the Company or the Subsidiary to conduct its business, including without limitation the operation of the Schools. To best of Sellers' knowledge, no employee of the Company listed on Schedule 4.22(b) intends to terminate his or her employment
               ----------------
     with the Company.

          (c) Except as set forth on Schedule 4.22(c), there are no retired
                                     ----------------
     employees or directors of the Company or the Subsidiary, or their dependents, receiving benefits or scheduled to receive benefits in the future from the Company or the Subsidiary. Except as set forth on
     Schedule 4.22(c), neither the Company, the Subsidiary, nor any Seller
     ----------------
     is party to any severance or other agreements with employees, former employees or former owners of the Company.

          (d) Schedule 4.22(d) lists all employee manuals and employment
              ----------------
     policies of the Company and the Subsidiary. Except as set forth in
     Schedule 4.22(d), the Company or the applicable subsidiary has
     ----------------
     performed all its duties and obligations through the date hereof pursuant to such manuals and policies.

          (e) The Company and the Subsidiary have paid or accrued all required payroll-related contributions, remittances, assessments and taxes including QPP/CPP, EIC, ITA, EHT, CSST, CNT and WCB payments and none of the Company or the Subsidiary are subject to any complaints, investigations, penalties, interest charges or assessments in connection with such payroll-related payments.

          4.23.  LABOR RELATIONS; COMPLIANCE
                 ---------------------------

          None of the Company, the Subsidiary or the Schools has been nor is any of them a party to any collective bargaining or other labor contract. Except as set forth on Schedule 4.23(a), there has not been, there is not presently
             ----------------
pending or existing, and to the best of Sellers' knowledge, there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company, the Subsidiary or the Schools relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint or appeal filed by an employee or union with or under the Ontario Labour Relations Board, the Quebec Labour Court, a Quebec labour commissioner, the Quebec Commission des relations du travail, the Ontario Human Rights Commission, the Quebec Human Rights Commission, the Ontario Pay Equity Commission, the Ontario Occupational Health and Safety Act, the Quebec Occupational Health and Safety Act, the Ontario Employment Standards Act, the Quebec Labour Standards Act, the Ontario Workers' Compensation Appeals Tribunal, the Commission de la sante et de la securite du travail du Quebec and the Quebec Manpower Vocational Training and Qualification Act or any comparable provincial or federal Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company, the Subsidiary, the Schools or their premises, or (c) any application for certification of a collective bargaining agent. To the best of Sellers' knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute involving the Company or the Subsidiary. There is no lockout of any employees by the Company or the Subsidiary, and no such action is contemplated. The Company and the Subsidiary have complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, except where the failure to comply would not have a material adverse effect upon the Company, the Subsidiary or their assets.
Except as set forth on Schedule 4.23(b), none of the Company or the Subsidiary
                       ----------------
is subject to any award, decision, injunction, judgment, ruling or verdict, requiring the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements. Except as set forth on Schedule 4.18(a), 4.18(b)
                                                      -------------------------
or 4.23(c), there are no wrongful employee dismissal disputes or statutory
----------
complaints against the Company or the Subsidiary against dismissals made for good and sufficient cause.

          4.24.  TAX MATTERS.
                 -----------

          (a)    Except as disclosed on Schedule 4.24(a),
                                        ----------------

                 (i) Each of the Company and the Subsidiary has filed or caused to be filed in the prescribed manner and on or before the due dates therefor or within applicable extension periods all Tax Returns that are or were required to be filed by the Company or the Subsidiary, pursuant to applicable Legal Requirements.

                 (ii) Sellers have delivered or made available to Purchaser copies of all such Tax Returns of the Company and the Subsidiary, filed since January 1, 1993.

                 (iii) Each of the Company and Subsidiary has paid, or made provision for the payment of, all Taxes that have or may have become due from the Company and the Subsidiary, pursuant to such Tax Returns or otherwise, or pursuant to any assessment received by the Company or any Subsidiary, except such Taxes, if any, as are listed in Schedule 4.24(a) and are being contested in good
                        ----------------
          faith and as to which adequate reserves (determined in accordance with GAAP) will be provided in the Final Balance Sheet. The accrual for Taxes on the Final Balance Sheet will be sufficient to pay the Taxes payable as a result of the taxation year of the Company and the Subsidiary ending as a result of the transactions contemplated hereby.

                 (iv) The Company and the Subsidiary have complied with all registration, reporting, collection and remittance requirements in respect of all federal and provincial sales tax legislation, including, but not limited to, the Excise Tax Act (Canada), An Act respecting the Quebec sales tax and the Retail Sales Tax Act (Ontario). The Company and the Subsidiary have on hand all invoices, purchase orders and all such other documents as are necessary to report any claims for input tax credits or refunds claimed or to be claimed pursuant to the Excise Tax Act (Canada) or an Act respecting Quebec sales tax.

          (b) The Canadian federal and provincial income Tax Returns of the Company and the Subsidiary have been assessed by the applicable taxing authorities, or are closed by the applicable statute of limitations, for all taxation years through the most recently completed taxation years. The federal tax assessments are statute barred from reassessment for all years ending prior to April 15, 1993. Schedule
                                                                --------
     4.24(b) contains a complete and accurate list of all audits of all
     -------
     such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in

     Schedule 4.24(b), are being contested in good faith by appropriate
     ----------------
     proceedings. Schedule 4.24(b) describes all adjustments to date to the
                  ----------------
     income Tax Returns filed by the Company and the Subsidiary for all taxation years since 1993, and the resulting deficiencies proposed by the applicable taxing authorities. Except as described in Schedule
                                                               --------
     4.24(b), there are no agreements, waivers or other arrangements
     -------
     providing for, and none of the Company, the Subsidiary or any Seller has given or been requested to give, waivers or extensions of any statute of limitations relating to any assessment or reassessment of Taxes, the filing of any Tax Return or the payment of Taxes of the Company or the Subsidiary or for which the Company or the Subsidiary may be liable. Except as set forth and described in Schedule 4.24(b),
                                                         ----------------
     there is no Proceeding and no assessment, reassessment or request for information in progress, pending or, to the best of Sellers' knowledge, threatened against or affecting the Company or the Subsidiary in respect of Taxes nor are any issues under discussion with any taxing authority relating to any matters which could result in claims for additional Taxes.

          (c) The charges, accruals, and reserves with respect to Taxes on the Interim Financial Statements are adequate (determined in accordance with GAAP) as at the respective dates of the balance sheets forming a part thereof and are at least equal to the Company's and the Subsidiary's liability for Taxes accrued through those dates. The charges, accruals and reserves with respect to Taxes on the Final Balance Sheet will be adequate and at least equal to the Company's and the Subsidiary's liability for Taxes through the Closing or arising as a result of the Closing. To the best of Sellers' knowledge, there exists no proposed tax assessment or reassessment against the Company or any Subsidiary except as disclosed in the Interim Financial Statements or in Schedule 4.24(c). All Taxes that the Company or the
                      ----------------
     Subsidiary are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (d) All Tax Returns respectively filed by the Company and the Subsidiary are true, correct, and complete in all material respects and each of the Company and the Subsidiary has made complete and accurate disclosure in such Tax Returns and in all materials accompanying such Tax Returns.

          4.25.  BROKERAGE.
                 ---------

          Neither Sellers nor the Company (or any of their Affiliates) has retained any broker or finder, and neither will be obligated to pay any brokers' or finders' fee, in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

          4.26.  AFFILIATE TRANSACTIONS.
                 ----------------------

          Except as set forth in Schedule 4.26 attached hereto or as
                                 -------------
specifically contemplated hereby, no Affiliate of any one or more of the Sellers is a party to any agreement, contract, commitment or transaction with the Company or the Subsidiary, or has any material interest in any material property used in connection with the operations of the Company or the Subsidiary which will survive the Closing.

          4.27.  ABSENCE OF CERTAIN CHANGES.
                 --------------------------

          Except as contemplated by this Agreement or as set forth on Schedule
                                                                      --------
4.27 attached hereto, from the Interim Balance Sheet Date until the date hereof
----
there has not been, occurred or arisen:

          (a) any sale, lease, transfer, abandonment or other disposition of any right, title or interest in or to any of the properties or assets of the Company or the Subsidiary (tangible or intangible), except in the ordinary course of business;

          (b) other than in the ordinary course of the Company's and the Subsidiary's operations and consistent with the Company's and the Subsidiary' past and present business practices, (i) any approval or action to put into effect any increase in any compensation or benefits payable to any employee, director, agent or officer of the Company or the Subsidiary, or any payment, grant or accrual to or for the benefit of any such employee, director, agent or officer of any bonus, service award, percentage compensation or other benefit, (ii) any adoption or amendment of any Plans, or any severance agreement or employment contract to which any such employee, director, agent or officer is a party or (iii) any entering into of any employment, deferred compensation or other agreements with respect to bonuses, service awards, percentage compensation or other benefits with any such employee, director, agent or officer;

          (c) any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), business prospects, reserves or operations of the Company or the Subsidiary which would have a material adverse effect;

          (d) any capital expenditure by the Company or the Subsidiary;

          (e) any damage, destruction or loss, whether or not covered by insurance, materially adverse to the assets, business, or operations of the Company or the Subsidiary;

          (f) any change in any material respect in the business policies or practices of the Company or the Subsidiary or a failure of the Company or the

     Subsidiary to operate the Schools in the ordinary course with a view to preserving such businesses intact, to retaining the services of the present officers, employees and agents, except for Sellers other than Gross, and with a view to preserving the business relationships of the Company and the Subsidiary, including without limitation business relationships of the Schools with, and the goodwill of, students, sales representatives, suppliers, Accrediting Bodies, Governmental Bodies and others; or

          (g) any written agreement, or otherwise binding agreement, to take any action described in this Section 4.27.
                                       ------------

          4.28.  INDEBTEDNESS.
                 ------------

          Schedule 4.28 attached hereto contains a true, correct and complete
          -------------
list of all indebtedness of the Company and the Subsidiary for borrowed money, including capital leases, and the balances owing thereunder as of the date hereof.

          4.29.  CONDUCT OF BUSINESS SINCE INTERIM BALANCE SHEET DATE.
                 ----------------------------------------------------

          Except as set forth in Schedule 4.29 hereto, from the Interim Balance
                                 -------------
Sheet Date to the date of this Agreement, the Company and the Subsidiary have conducted their operations only according to their ordinary and usual course of business, and the Company and the Subsidiary have used their best efforts to preserve intact the Company's and the Subsidiary's business organizations, keep the services of its employees and maintain satisfactory relationships with Accrediting Bodies, suppliers, agents, students and others having business relationships with the Company and the Subsidiary.

          4.30.  ACCREDITING BODY APPROVALS.
                 --------------------------

          To the best of Sellers' knowledge, there exists no fact or circumstance attributable to Sellers, the Company, the Subsidiary or the Schools that would cause MET or ME or any other Governmental Body or the Accrediting Body whose authorization, consent or similar approval is a requirement for the consummation of the transactions contemplated by this Agreement or the continuation for the Schools to be fully eligible for governmental programs of student financial assistance at levels not materially less than the levels for which the Schools have been eligible in the most recent academic year to refuse to deliver such authorization, consent or similar approval.

          4.31.  DELIVERY OF DOCUMENTS.
                 ---------------------

          True, correct and complete copies of all Leases, Material Miscellaneous Contracts, Plans, Policy Guidelines and other documents, instruments, agreements and records of the Company and the Subsidiary described on schedules to this Agreement or relating to the assets, liabilities and the operations of the Company and the Subsidiary, or the representations and warranties of Sellers contained in this Agreement, have been delivered or made available to Purchaser.

          4.32.  DISCLOSURE.
                 ----------

          This Agreement, together with the schedules, exhibits and attachments hereto, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made.

          4.33.  RESIDENCE OF SELLERS.
                 --------------------

          Each of the Sellers, with the exception of Gross, is a "non-resident" of Canada within the meaning of the Income Tax Act (Canada). Lawrence N. Gross is a resident of Canada within the meaning of the Income Tax Act (Canada).

5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.
     -------------------------------------------

          As a material inducement to Sellers to enter into this Agreement and to sell the Shares, Purchaser hereby represents and warrants as of the date hereof that:

          5.1.   ORGANIZATION AND CORPORATE POWER.
                 --------------------------------

          Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is qualified to do business as a foreign corporation in each jurisdiction in which the nature of its operations requires, or as of the Closing will require, it to so qualify, except where failure to so qualify would not have a material adverse effect on its business or operations. Purchaser has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as now conducted, and to consummate the transactions contemplated hereby. The copies of Purchaser's articles of incorporation and by-laws which have been furnished by Purchaser to Sellers reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5.2.   CAPACITY; AUTHORIZATION, BINDING EFFECT, ETC.
                 ---------------------------------------------

          Purchaser has the unrestricted and absolute power, legal capacity and authority to execute, deliver and perform this Agreement and each other document being executed by it in connection herewith to which it is a party. This Agreement has been, and each such other document and agreement to be executed in connection herewith, as of the Closing, will have been, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery hereof and thereof by Sellers and any other parties thereto), this Agreement is, and each such other document or agreement will be, a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

          5.3.   NO CONFLICTS, ETC.
                 ------------------

          Except as set forth in Schedule 5.3, the execution, delivery and
                                 ------------
performance of this Agreement by Purchaser, and each other document being executed by Purchaser, in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or result in violation of (i) any provision of the articles of incorporation or bylaws of Purchaser, or (ii) any resolution adopted by the board of directors or stockholders of Purchaser, (b) contravene, violate or conflict with any Legal Requirement applicable to Purchaser, (c) with or without the giving of notice, the passage of time, or both, conflict with, or result in the breach or termination of, or default under, any provisions of any material instrument, license, permit, authorization, agreement or commitment to which Purchaser is a party or by which their assets are bound, (d) constitute a violation of any order, judgment or decree to which Purchaser is a party or by which their assets or properties are bound; or (e) except as set forth in Schedule 5.3, require any
                                                       ------------
approval of, or filing or registration with, any Governmental Body or Accrediting Body that is required to be obtained or made by Purchaser, other than approvals, filings and registrations which have been previously obtained or made, or which are required and will be obtained or made in the ordinary course of Purchaser's and Purchaser's business and operations.

          5.4.   LITIGATION.
                 ----------

          There are no Proceedings pending against or, to the best of Purchaser's knowledge, threatened against or affecting Purchaser at law or in equity, or before or by any Governmental Body or Accrediting Body seeking to enjoin, restrain or delay the consummation of the transactions contemplated by this Agreement and to the best of Purchaser's knowledge, there is no basis for the foregoing.

          5.5.   BROKERAGE.
                 ---------

          Purchaser has not retained any broker or finder, and neither will be obligated to pay any brokers' or finders' fee, in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

          5.6.   ACCREDITING BODY APPROVALS.
                 --------------------------

          To the best of Purchaser's knowledge, there exists no fact or circumstances attributable to Purchaser, or its subsidiaries that would cause MET, or the ME, any other Governmental Body or the Accrediting Body whose authorization, consent or similar approval is a requirement for the consummation of the transactions contemplated by this Agreement or the continuation of the Schools to be fully eligible for governmental programs of student financial assistance at levels not materially less than the levels for which the Schools have been eligible in the most recent academic year, to refuse to deliver such authorization, consent or similar approval.

          5.7.   DISCLOSURE.
                 ----------

          Neither this Agreement, nor any of the schedules, exhibits or attachments hereto prepared or supplied by Purchaser, or any documents, certificates or other written agreements delivered by or on behalf of Purchaser with respect to the transactions contemplated hereby, contain any untrue statement of material fact or omit a statement of material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made.

          5.8.   PURCHASER'S KNOWLEDGE; RESOURCES OF PURCHASER.
                 ---------------------------------------------

          To the best of Purchaser's knowledge, there exists no fact or circumstance that would cause any representation or warranty of Sellers to be materially incorrect or untrue. Purchaser represents that Purchaser has adequate resources to complete the transactions contemplated hereby.

          5.9.   MAINTENANCE OF INSURANCE.
                 ------------------------

          From and after the Closing Date and until all amounts payable to Sellers hereunder are paid in full, Purchaser shall maintain such insurance policies as are adequate and reasonable in the sole discretion of Purchaser in both scope and amount for the Company and the Subsidiary.

6.   ADDITIONAL COVENANTS OF THE PARTIES.
     -----------------------------------

          6.1.   CONFIDENTIAL INFORMATION.
                 ------------------------

          (a) Each Seller acknowledges and agrees that such Seller is in possession of Confidential Information (as defined herein) relating to the Company and the Subsidiary. For purposes hereof, "CONFIDENTIAL INFORMATION" shall mean all proprietary or confidential information concerning the business, Intellectual Property, Curricula, and other properties and operations of the Company and the Subsidiary, including, without limitation, all student and prospective student lists, supplier lists, know-how, trade secrets, business and marketing plans, techniques, forecasts, projections, budgets, unpublished financial statements, price lists, costs, computer programs, source and object codes, algorithms, data, and other original works of authorship, along with all information received from third parties and held in confidence by the Company, the Subsidiary or such Seller (including, without limitation, personnel files and student records). Each Seller agrees that such Seller will hold the Confidential Information in the strictest confidence and will not disclose or make use of (directly or indirectly) the Confidential Information or any portion thereof to or on behalf of themselves or any third party, except (i) as required in the performance of such Seller's duties and obligations pursuant to the Noncompetition Agreements, this Agreement or any employment agreement with Purchaser, the Company, the Subsidiary or any Affiliate of any of them, (ii) as required by the order of any court or similar tribunal or any other Governmental Body of appropriate jurisdiction; provided, however, that Sellers shall, to the extent practicable, give Purchaser prior written notice of any such required disclosure and shall cooperate with

     Purchaser in obtaining a protective order or such similar protection as Purchaser may deem appropriate to preserve the confidential nature of such information, (iii) disclosure to professional advisors of the Seller, provided, however such Seller must advise the professional
             --------
     advisors of the confidential nature of such information, and (iv) disclosure for use in or the purposes of a dispute or in a Proceeding with the Purchaser or any of the other Sellers in connection with the obligations and transactions hereunder . The foregoing obligations to maintain the Confidential Information shall not apply to any Confidential Information which is or, without any wrongful action by Sellers, becomes generally available to the public. Upon consummation of the sale of the Shares to Purchaser, each Seller shall have delivered to Purchaser (directly or to the Company or the Subsidiary) all physical embodiments of the Confidential Information (regardless of form or medium) in the possession of or under the control of that Seller. The parties hereto each recognize that the other parties hereto will suffer irreparable injury in the event of a breach of the terms of this Section 6.1(a) by a Seller. Notwithstanding any
                   --------------
     provision to the contrary contained herein, including without limitation the provisions of Section 9, in the event of a breach of
                                  ---------
     the terms of this Section 6.1(a), Purchaser shall be entitled, in
                       --------------
     addition to any other remedies and damages available and without proof of monetary or immediate damage, to a temporary and/or permanent injunction, without bond, to restrain the violation of this Section
                                                                 -------
     6.1(a) by any Seller or any Person acting for or in concert with any
     ------
     Seller.

          6.2.   ADDITIONAL COVENANTS OF SELLERS PENDING CLOSING.
                 -----------------------------------------------

          Pending the Closing, Sellers shall cooperate fully with Purchaser, its officers, employees, representatives and agents in connection with accomplishing the satisfaction of all conditions to the Closing and with all other matters relating to the consummation of the transactions contemplated by this Agreement. Pending the Closing and subject to all the limitations contained in any relevant Legal Requirements, Sellers shall afford to all representatives of Purchaser reasonable access during normal business hours to the assets, properties, books, financial statements, work papers and records of the Company and the Subsidiary in order that Purchaser have full opportunity to make investigations thereof.
In addition, Sellers shall, and shall cause the Company and the Subsidiary to, use good faith efforts to assist Purchaser in obtaining any required Accreditation from any Accrediting Body reasonably necessary for Purchaser's operation of the Schools, including furnishing Purchaser such necessary information and reasonable assistance as Purchaser may request in connection with its preparation of necessary filings, submissions or applications to any such Accrediting Body and any Governmental Bodies in connection with the transactions contemplated hereby. In addition, Sellers shall use their best efforts to obtain the consents and approvals set forth in Section 3.1(h).
                                                          --------------
Furthermore, during the period from the date of this Agreement to the Closing Date, neither the Company nor the Subsidiary shall conduct any business or incur or assume any liabilities or obligations of any kind, except for such business, liabilities and obligations as may be conducted or incurred in the ordinary course of business of the Company and the Subsidiary or as expressly permitted or required by the terms of this Agreement or as to which Purchaser may consent in writing. Purchaser hereby consents to the Company continuing with its improvements at 56 Wellesley Street West, Toronto, Canada, leasing additional equipment (as referenced to in one or more of the Schedules hereto) and receiving cash advances from Gross. During the period from the date of this Agreement to the Closing Date, Sellers shall use their good faith efforts to preserve intact the business organization of the Company and the Subsidiaries, to pay operating expenses in the ordinary course of business, to keep available the services of their employees, and to maintain satisfactory relationships between the Company and the Subsidiary, and the Accrediting Body, Governmental Bodies, suppliers, agents, students and others having business relationships with the Company or the Subsidiary. Sellers shall promptly notify Purchaser of any occurrence or event that would or is likely to make untrue any representation or warranty of Sellers made in Section 4 as of the Closing Date, or which would or is likely to
                ---------
result in an inability to satisfy any condition set forth in Sections 7 or 8.
                                                             ----------    -
Notwithstanding the foregoing, the Company shall be permitted to redeem shares of its capital stock, make distributions to its shareholders in respect of such redemptions, and pay other compensation to its shareholders and Affiliates; provided, that such activities shall not result in the breach of any
--------
representation or warranty of Sellers hereunder.

          6.3.   EMPLOYEES.
                 ---------

          During the period from the date of this Agreement to the Closing Date, Sellers shall cause the Company and the Subsidiary to use their good faith efforts to retain the services of all senior managerial employees of the Company and the Subsidiary. During the period from the date of this Agreement to the Closing Date, none of the Company, the Subsidiary or the Sellers shall offer any employee or sales representative of the Company or the Subsidiary any other employment with Sellers, the Company or the Subsidiary, or any of their Affiliates, without the prior written consent of Purchaser.

          6.4.   EXCLUSIVE DEALING.
                 -----------------

          During the period from the date of this Agreement to the earlier of
(a) the Closing Date or (b) the date of termination of this Agreement pursuant to Section 11.1 hereof, Sellers and their Affiliates shall not and shall not
   ------------
permit the Company or the Subsidiary to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or (except as contemplated by this Agreement) provide any information to, any Person, other than Purchaser, concerning any proposed purchase of the Company, the Subsidiary or the Schools, or any similar transaction involving the Company, the Subsidiary or the Schools, or Sellers' interest in any of them.

          6.5.   ADDITIONAL COVENANTS OF PURCHASER PENDING CLOSING.
                 -------------------------------------------------

          Purchaser covenants and agrees that from and after the date of this Agreement, and until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 11.1 hereof, Purchaser (a) shall use its good
                      ------------
faith efforts to fulfill or
satisfy, or cause to be fulfilled or satisfied, all of the conditions precedent to Sellers' obligations to consummate and complete the transactions contemplated by this Agreement, including without limitation the sale of the Shares provided herein, and to take all other steps and do all other things reasonably required to consummate this Agreement in accordance with its terms; and (b) shall not interfere with the performance by Sellers of their obligations under this Agreement.

          6.6.   INITIAL PUBLIC OFFERING.
                 -----------------------

          In the event that Purchaser engages in an Initial Public Offering of its common stock at any time prior to the third anniversary of the Closing Date, Purchaser shall use its best efforts (which best efforts shall not, however, include the expenditure of more than nominal amounts of money by Purchaser), to reserve up to one and one-quarter percent (1.25% in the aggregate) of the total shares offered in such Initial Public Offering for purchase by Sellers. Each Seller shall be eligible to purchase up to its pro rata twenty-five (25%) portion of the one and one quarter percent (1.25%) whether or not any other Seller elects to purchase such stock.

7.   CONDITIONS TO PURCHASER'S OBLIGATIONS.
     -------------------------------------

          The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or to the waiver in writing by Purchaser, on or before the Closing Date, or, where applicable, such other date as is set forth herein, of the conditions set forth below:

          7.1.   DUE DILIGENCE REVIEW.
                 --------------------

          Purchaser shall have completed and shall be satisfied with the results of its due diligence review of the Company the Subsidiary and the Schools, including, without limitation, review of the Company's and the Subsidiary' assets, properties, business, financial condition and business prospects, legal and accounting review of all liabilities and contingencies, Facility visits, regulatory compliance analysis (including financial aid administration and cohort default rates), assessment of relations with Accrediting Bodies and Governmental Bodies, access to lenders for student loan programs, and completion of a satisfactory market analysis.

          7.2.   FINANCING.
                 ---------

          Purchaser shall have obtained approval for the transactions contemplated by this Agreement and equity and/or debt financing from its present financing sources (a) in an amount sufficient to pay the Purchase Price and to pay the Noncompetition Payments, and (b) upon terms satisfactory to Purchaser, and its stockholders, and consistent with satisfying financial requirements of the MET or, the ME, other applicable federal and provincial regulators and the applicable Accrediting Bodies.

          7.3.   TRUTH OF REPRESENTATIONS AND WARRANTIES.
                 ---------------------------------------

          The representations and warranties of Sellers contained in this Agreement and in any certificate delivered by Sellers in accordance with the terms hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent such representations and warranties speak of a particular date and except to the extent that any failure to satisfy this requirement would not have a material adverse effect on the business assets, or operations of the Company or any of the Subsidiary), and Sellers shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

          7.4.   PERFORMANCE OF AGREEMENTS.
                 -------------------------

          Each and all of the agreements of Sellers to be performed on or before the Closing Date pursuant to the terms hereof shall have been fully performed in all material respects, each of the documents, agreements and other items to be delivered to Purchaser pursuant to Section 3.1 shall have been delivered, and
                                   -----------
Sellers shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

          7.5.   NO MATERIAL ADVERSE CHANGE.
                 --------------------------

          Since the date of this Agreement, there shall have been no material adverse change in the properties, business, assets, results of operations, condition (financial or otherwise) or business prospects of the Company or the Subsidiary, there shall have been no material deviation in the Company's or the Subsidiary's working capital position (other than its cash position) since the Interim Balance Sheet Date, and Sellers shall have delivered to Purchaser a certificate, dated as of the Closing Date, to such effect.

          7.6.   LITIGATION.
                 ----------

          No Legal Requirement shall have been enacted, issued, promulgated or entered by any Governmental Body and no injunction or order of any court or other Governmental Body or Accrediting Body shall have been entered, in either case, which prohibits or restricts the transactions contemplated hereby, and no Proceeding shall have been instituted or threatened by any Person before a court or other Governmental Body or Accrediting Body: (i) seeking to restrain or prohibit any of the transactions contemplated hereby or (ii) challenging or questioning the right, title or interest of Sellers in and to the Shares to be transferred under this Agreement or the right of Sellers to transfer validly all of such right, title and interest in and to such Shares to Purchaser.

          7.7.   ACCREDITING BODY APPROVAL.
                 -------------------------

          To the extent available prior to Closing, the approvals of any applicable provincial regulatory agency with jurisdiction over the Schools and the applicable Accrediting Bodies for

          (a) the consummation of the transactions contemplated by this Agreement with respect to the Schools, including approval for issuance of licenses or registrations to Purchaser to operate the Schools; and

          (b) the continuation of the Schools to be fully eligible for governmental programs of student financial assistance at levels not materially less than the levels for which the Schools have been eligible in the most recent academic year, shall have been received, shall continue in full force and effect, and shall not contain terms and conditions which, as a result of facts or circumstances attributable solely to Sellers, or to the condition of the Company, the Subsidiary or the Schools prior to Closing, in Purchaser's reasonable judgment reduce or are reasonably likely to reduce the economic benefit to Purchaser and its Affiliates that Purchaser anticipated to receive from the consummation of the transactions contemplated hereby, or would impose burdensome restrictions or limitations on the activities of Purchaser or its Affiliates unrelated to the Schools.

          7.8.   PROCEEDINGS.
                 -----------

          All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory, in all material respects, in form and substance to Purchaser and its counsel, and Purchaser shall have received copies of all such documents and other evidence as Purchaser or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all appropriate proceedings in connection therewith.

          7.9.   FINANCIAL AID COMPLIANCE AUDIT.
                 ------------------------------

          Sellers shall have delivered to Purchaser a copy of its financial aid compliance audit report submitted to MET and the ME for the regulatory year ended June 30, 1996, which report shall be satisfactory to Purchaser acting reasonably.

          7.10.  CONSENTS AND APPROVALS.
                 ----------------------

          Sellers shall have obtained the consents and approvals set forth in
Section 3.1(g), and such consents and approvals shall remain in full force and
--------------
effect.

          7.11.  ENVIRONMENTAL ASSESSMENT.
                 ------------------------

          Purchaser shall have received a Phase I environmental site assessment for each of the Leased Facilities, which assessments shall be satisfactory to Purchaser. Purchaser acknowledges it has received the assessments and such assessments are satisfactory to Purchaser.

          7.12. INVESTMENT CANADA ACT.
                ---------------------

          Purchaser shall have:

          (a) within thirty (30) days of the Closing Date, filed a notice with Investment Canada of the transaction contemplated hereunder; and

          (b) received a receipt issued under the Investment Canada Act (Canada) certifying that a notice in prescribed form in respect of the acquisition of the Shares by Purchaser as herein contemplated has been duly filed under the said Act and that such acquisition is not reviewable.

          7.13. CORPORATE MATTERS PERTAINING TO COMPANY.
                ---------------------------------------

          (a)  Sellers shall have delivered to Purchaser true, complete and
                                                               --------
     accurate copies of the corporate record books of the Company, in form and substance satisfactory to Purchaser.

          (b) Unless waived in writing by Purchaser, Sellers shall have delivered to Purchaser evidence that all necessary and appropriate actions have been taken to reinstate the Company in Quebec retroactive back to the date of non-compliance and that all taxes, penalties, interest, and other charges and fees related thereto have been paid.

          7.14. SUBSIDIARY CORPORATE MATTERS.
                ----------------------------

          (a)  Sellers shall have delivered to Purchaser true, complete and
                                                               --------
     accurate corporate record books for the Subsidiary, in form and substance satisfactory to Purchaser.

          (b) Sellers shall have delivered to Purchaser evidence of the transfer of assets from the Company to the Subsidiary in form and substance satisfactory to Purchaser.

          7.15. LEASE ON 31 WELLESLEY PROPERTY.
                ------------------------------

          Sellers and Purchasers shall have entered into a lease for the real property located at 31 Wellesley Street West, Toronto, Ontario.

          If the Closing occurs, notwithstanding that not all of the foregoing conditions have been satisfied or so waived, Purchaser shall not be entitled to rescind its purchase by virtue thereof.

8.   CONDITIONS TO SELLERS' OBLIGATIONS.
     ----------------------------------

          The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or to the waiver in writing by Sellers, on or before the Closing Date, or, where applicable, such other date as is set forth herein, of the following conditions:

          8.1. TRUTH OF REPRESENTATIONS AND WARRANTIES.
               ---------------------------------------

          The representations and warranties of Purchaser contained in this Agreement and in any certificate delivered by Purchaser in accordance with the terms hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent such representations and warranties speak of a particular date and except to the extent that any failure to satisfy this requirement would not have a material adverse effect on the business, assets or operations of Purchaser), and Purchaser shall have delivered to Sellers a certificate, dated as of the Closing Date, to such effect.

          8.2. PERFORMANCE OF AGREEMENTS.
               -------------------------

          Each and all of the agreements of Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been fully performed in all material respects, and each of the documents, agreements and other items, to be delivered to Sellers pursuant to Section 3.2 shall have been
                                                    -----------
delivered, and Purchaser shall have delivered to Sellers a certificate, dated the Closing Date, to such effect.

          8.3. LITIGATION.
               ----------

          No Legal Requirement shall have been enacted, issued, promulgated or entered by any Governmental Body and no injunction or order of any court or other Governmental Body or Accrediting Body shall have been entered, in either case, which prohibits or restricts the transactions contemplated hereby, and no Proceeding shall have been instituted or threatened by any Person before a court or other Governmental Body or Accrediting Body; (i) seeking to restrain or prohibit any of the transactions contemplated hereby, or (ii) unless Purchaser has agreed to waive its right to indemnification with respect thereto, challenging or questioning the right, title or interest of Sellers to transfer validly all of such right, title and interest in and to the Shares to be transferred to Purchaser.

          8.4. PROCEEDINGS.
               -----------

          All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance, in all material respects, to Sellers and their counsel, and Sellers shall have received copies of all such documents and other evidence as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all appropriate proceedings in connection therewith.

          LEASE ON 31 WELLESLEY PROPERTY.
          ------------------------------

          Sellers and Purchasers shall have entered into a lease for the real property located at 31 Wellesley Street East, Toronto, Ontario.

9.   INDEMNIFICATION REMEDIES
     ------------------------

          9.1. SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE
               ------------------------------------------------------------

          All representations, warranties, covenants, and obligations in this Agreement, or in any other certificate or document delivered pursuant to this Agreement, will survive the Closing as provided herein. Subject to Section 5.8
                                                                    -----------
hereof, the right to indemnification, through the payment of Damages based on a breach of such representations, warranties, covenants and obligations, will not be affected by any investigation conducted at any time before or after the execution of this Agreement or the Closing Date with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation except as provided in this Agreement.

          9.2. INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS
               -------------------------------------------------

          Sellers will indemnify and hold harmless Purchaser for, and will pay to the Purchaser the amount of, any actual loss, liability, claim, damage (excluding any and all punitive, exemplary, or consequential damages), expense (including costs of investigation and defense and reasonable attorney's fees), whether or not involving a third-party claim, suffered or incurred by the Purchaser (including, all Damages suffered or incurred by the Company or the Subsidiary which would not have been suffered or incurred if there had been no breach of any representation, warranty or covenant made by Sellers under this Agreement or in any other document delivered by Sellers pursuant to this Agreement) (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Sellers in this Agreement or in any other document delivered by Sellers pursuant to this Agreement;

          (b) any breach by any Seller of any covenant in or obligation of, any Seller in this Agreement or any other document delivered by such Seller pursuant to his Agreement;

          (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or the Company or any Subsidiary (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement; or

          (d) (i) any debt, obligation or liability of the Company or the Subsidiary, or any claim against any of them, of any kind, whether known or unknown, contingent, absolute or otherwise, affecting the Company or any Subsidiary which resulted from or arose out of the operation of the Company or the Subsidiary prior to Closing, to the extent (A) not disclosed in this Agreement (including any of the Schedules hereto) or reflected or disclosed in the balance sheets forming a part of the Financial Statements (including without limitation, any liability for Taxes (other than Taxes not yet due and payable in the amounts reflected on the Final Balance Sheet, Taxes constituting sales taxes in connection with accounts payable reflected on the Final Balance Sheet and Taxes relating to the period after Closing not resulting from any breach of representation or warranty of Sellers hereunder));
     (B) not taken into account in determining the Net Worth (as defined in
     Section 2.3(a)), or (C) not arising under nonmaterial contracts
     ---------------
     entered into in the ordinary course of business; (ii) financial aid irregularities relating to operation of the Schools that occurred or relate to activities or actions occurring prior to the Closing, including without limitation any liabilities resulting from or arising out of any show cause order, any audit review disallowances, improperly disbursed student financial assistance program funds or similar determinations ("PRE-CLOSING FINANCIAL AID IRREGULARITIES") or the cost of responding to any audits, program reviews or other investigations which disclose material Pre-Closing Financial Aid Irregularities, whether such audit or investigation is in progress as of the Closing Date or commences after the Closing or (iii) litigation affecting the Company or any Subsidiary pending or threatened as of Closing, other than litigation which is disclosed on Schedules hereto which is covered by Section 9.10 hereof.
                         ------------


          9.3. INDEMNIFICATION AND PAYMENT OF DAMAGES BY PURCHASER.
               ---------------------------------------------------

          Purchaser will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising from or in connection with:

          (a) any breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement;

          (b) any breach by Purchaser of any covenant or obligation of Purchaser in this Agreement; or

          (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser or Purchaser (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement.

          9.4. LIMITATIONS ON AMOUNT
               ---------------------

          (a) Notwithstanding any provisions of this Agreement to the contrary, Sellers will have no liability with respect to the matters described in clause (a), clause (b), or clause (d) of Section 9.2 other than for (i)
                                              -----------
     Damages up to the aggregate amount of $4,250,000 for which claims are made on or before the eighteen (18) month anniversary of the Closing, and (ii) Damages up to the aggregate amount of $2,550,000 for which claims are made after the eighteen (18) month anniversary and on or before the four (4) year anniversary of the Closing; provided that in no event shall the total liability of Sellers for indemnification pursuant to clause (a), clause (b) and clause (d) of Section 9.2 exceed $4,250,000 in the aggregate
                       -----------
     ("INDEMNIFICATION CAP") and further provided that in the event that there is an adjustment of the Purchase Price pursuant to Section 2.3 hereof, the
                                                        -----------
     Indemnification Cap shall be similarly adjusted by an amount equal to fifty percent (50%) of such adjustment to the Purchase Price but in no event shall such adjustment to the indemnification cap exceed $200,000.


          (b)  Notwithstanding Section 9.4(a), in the event of any breach of (i)
                               --------------
     any Sellers' representations and warranties of which any Seller had actual knowledge at any time prior to the date on which such representation and warranty is made; or (ii) any intentional breach by Sellers of any covenant or obligation, Sellers will be liable for all Damages with respect to such breaches provided that in no event shall the total liability of any Seller hereunder exceed the total value of consideration received by such Seller.

          9.5. LIABILITY OF INDIVIDUAL SELLERS; BREACHES BY INDIVIDUAL SELLERS
               ---------------------------------------------------------------

          (a)  Notwithstanding any provision of this Section 9 to the contrary,
                                                     ---------
     in the event of any breach of the provisions of Sections 2.5(d), 4.2(b),
                                                     ------------------------
     4.3, 4.4(b), 4.6(a)(ii) or 4.18(b) resulting from the acts or capacity of,
     ----------------------------------
     or knowledge or belief of, one or more specific Sellers (in their capacity as shareholders, as opposed to corporate directors, officers, employees or agents), only the particular Seller or Sellers whose acts or capacity, or knowledge or belief, are the basis for such breach shall be liable pursuant to Section 9.2 to indemnify Purchaser for Damages resulting therefrom
        -----------
     provided that in no event shall the total liability of any Seller hereunder exceed the total value of consideration received by such Seller.

          (b)  Except as provided in Section 9.5(a), each individual Seller's
                                     --------------
     liability in respect of any claim for Damages shall be limited to an amount equal to the product of: (1) a fraction (i) the numerator of which is the total value of the consideration received by such Seller hereunder and (ii) the denominator of which is the total consideration paid to all Sellers hereunder, multiplied by (2) the total amount of such Damages provided, however, that the indemnification amount shall not exceed the total value of the consideration received by such Seller hereunder.

          9.6. FURTHER LIMITATIONS ON REMEDIES.
               -------------------------------

          (a) Except in connection with the enforcement of their respective rights pursuant to Section 10 hereof or as otherwise expressly provided
                        ----------
     herein, any claim by any party hereto arising out of or relating in anyway to this Agreement shall have as its sole remedy the indemnification provided by this Section 9. Notwithstanding the foregoing, nothing herein
                      ---------
     shall preclude any party from seeking to exercise or enforce any rights under any other agreements executed in connection with the transactions contemplated by this Agreement or injunctive or other equitable relief as may be necessary or desirable to protect its rights hereunder, Sellers hereby acknowledge and agree that no waiver or release by the Company or the Subsidiary or the Schools of the Sellers, or any of them, executed or issued prior to the Closing shall constitute a waiver, release or limitation in any way of the provisions of this Section 9.
                                                     ---------

          (b) Except for Damages based upon or arising out of a breach of representation or warranty subject to Section 9.5(a) hereof, Sellers shall
                                           --------------
     not be liable for indemnification for Damages until the amount of Damages exceeds, in the aggregate, the sum of $100,000 (the "INDEMNIFICATION THRESHOLD")

          (c) All Damages shall be determined net of any tax benefit or economic benefit to the Purchaser, Company, or Subsidiary, arising in respect of or as a result of the matters for which the Damages are claimed or insurance proceeds derived (or reasonably expected to be derived) by any of the foregoing.

          (d) Notwithstanding anything to the contrary contained herein, in no event shall any party be entitled to recover more than once for the same matter.

          9.7. PROCEDURES.
               ----------

          (a)  Any claim under Section 9.2 or Section 9.3 shall be made in a
                               -----------    -----------
     written statement signed by the party seeking indemnification which shall specify in reasonable detail each individual item of Damage and the estimated amount thereof, the date such item was claimed or the facts giving rise to such claim were discovered, the basis for any alleged liability and the nature of the breach or claim to which each such item is related.

          (b) If the indemnifying party does not pay the amount specified in any such statement within thirty (30) days after it has been delivered by the party seeking indemnification, the party seeking indemnification may enforce its right in accordance with law.

          (c) The party seeking indemnification in respect of any third party claim shall give the indemnifying party prompt notice of any Proceeding which might give rise to liability of the indemnifying party for indemnification hereunder; provided, that failure to give the indemnifying party prompt notice will not relieve such indemnifying party of any liability to the indemnified party hereunder, except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice. If the indemnifying party wishes to contest any third party claim, it will have the option to defend, at the indemnifying party's expense, any such matter, provided that the indemnified party (or in the case of the Company or the Subsidiary, that entity itself) shall have the right, at its own cost and expense, to participate in the defense of such claim or, if the indemnifying party elects not to defend the claim, to conduct the defense on its own behalf. If the indemnifying party conducts the defense of a claim, neither party (or in the case of the Company or the Subsidiary, that entity itself) will enter into any settlement agreement without the other party's consent; provided, that the indemnified party (or in the case of the Company or the Subsidiary, that entity itself) shall not object to any proposed settlement which requires only the payment of money by the indemnifying party and does not involve any admissions or stipulations by the indemnified party, the Company, the Subsidiary, or the Schools or any injunctive or similar relief or any other contractual obligations affecting the indemnified party (or in the case of the Company or the Subsidiary, that entity itself) or their respective business and operations. The indemnified party shall cooperate (and the Purchaser shall cause the Company and the Subsidiary to cooperate) with the indemnifying party in the defense, compromise or settlement of any claim for which indemnification is sought. If the indemnifying party elects not to conduct the defense of such claim, the indemnified party (or in the case of the Company or the Subsidiary, that entity itself) shall be permitted to settle or compromise any such claim on such terms as it deems appropriate and such settlement or compromise shall not prejudice the rights to indemnification hereunder.

          (d)  Notwithstanding Section 9.7(c), if an indemnified party
                               ---------------
     determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (e) A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

          9.8. PREVAILING PARTY TO BE AWARDED LEGAL FEES.
               -----------------------------------------

          In the event of any litigation, whether at law or in equity, arising out of this Agreement, the party prevailing in such litigation shall be entitled to receive, upon application to the court, its reasonable legal fees and expenses incurred in connection therewith.

          9.9. OFFSET.
               ------

          (a) Purchaser's obligations pursuant to the Seller Note shall be subject to the offset rights set forth therein.

          (b) Purchaser's obligations to pay the $500,000 portion of the Holdback shall be subject to offset for alleged Damages according to the following provisions:

               (i) Purchaser's allegation of Damage shall be made in good faith and shall not include any amount reflected the Final Balance Sheet or in the first instance of a Claim for Damages be for amounts which in the aggregate are less than the Indemnification Threshold;

               (ii) Purchaser shall submit a notice of a claim for indemnification in respect of such Damages to Sellers (or to the Seller or Sellers from whom it claims indemnification if not proportionate as to all Sellers). The manner and procedure for making such claim and the resolution thereof shall be as provided in Sections 9.6 and 9.7 hereof.
             ------------     ---

               (iii) Until the claim for Damages is resolved by a written agreement of the parties or final, unappealable judgment issued by a court or similar tribunal of competent jurisdiction ("RESOLUTION"), the amount claimed shall remain in escrow pursuant to the terms of the Escrow Agreement.

          (c) It is understood, for the sake of clarity, that the recovery of Damages, whether by offset or otherwise, is subject to the limitations of Sections 9.4 and 9.5, and that this Section 9.9 is not
                    ------------     ---                -----------
     intended to convey any rights to recover sums in excess of such limits.

          9.10.  Agreements Concerning  Pending Litigation.
                 -----------------------------------------

          The parties agree to the following with respect to the undernoted litigation, all of which is pending or threatened as at the Closing Date and disclosed on Schedule 4.18(a):
             ----------------

          (a) with respect to the action against the Company by Barnes Security Services Ltd. (the "BARNES SECURITY MATTER"), the action threatened by Christopher Lotoski (the "LOTOSKI MATTER") and the action threatened by Emily Zarb (the "ZARB MATTER"), Purchaser shall cause the Company to defend the Barnes Security Matter, to defend any action brought against the Company or the Subsidiary (and/or any of the officers, directors or employees of the Company or the Subsidiary) by Christopher Lotoski in furtherance of the Lotoski Matter or by Emily Zarb in furtherance of the Zarb Matter, and also to commence and prosecute counterclaims in those actions, as and to the extent from time to time directed to do so by or on behalf of the Sellers as hereinafter in this Section 9.10 is provided; and
                                                  ------------
     as regards any such action brought by Christopher Lotoski or Emily Zarb, to claim indemnity or contribution from the Company's and/or the Subsidiary's insurers as and to the extent directed to do so by or on behalf of the Sellers as hereinafter provided. The Barnes Security Matter, the Lotoski Matter and the Zarb Matter, and all related proceedings defended or taken by or on behalf of the Company, are herein collectively referred to as the "INDEMNIFIED LITIGATION." The provisions of Section 9.7(c) hereof shall
                                                 --------------
     apply mutatis mutandis to the conduct of the Indemnified Litigation and the conduct of any negotiations regarding a settlement thereof. Each Seller agrees to indemnify Purchaser against 25% of all out-of-pocket costs (including without limitation attorneys' and filing fees), out-of-pocket expenses, adverse awards and other adverse judgments, incurred or paid after the Final Balance Sheet Date (but only to the extent not taken into account in determining the Net Worth) by the Company arising out of or in connection with the Indemnified Litigation, determined net of any tax benefit to the Company or the Subsidiary in that regard and after deduction therefrom of the net after-tax benefits to the Company or the Subsidiary of all favorable awards (including all favorable awards of costs and the net proceeds to the Company or the Subsidiary of any settlements), if any, obtained in or in respect of the Indemnified Litigation and all payments or indemnities provided in that regard by any of the Company's or the Subsidiary's insurers. In addition, each Seller agrees to advance to the Purchaser, upon written request of the Purchaser, an amount equal to 25% of the amount of out-of-pocket expenses of the Company or the Subsidiary from time to time accrued and paid by the Company or the Subsidiary after the Final Balance Sheet Date with respect to the Indemnified Litigation, calculated net of the tax benefits to the Company or the Subsidiary of such expenses.

          (b) with respect to the action against the Institute Superieur de Design de Mode as well as the related counterclaims which have been made in that action against the Company and/or the Subsidiary and all further counterclaims, if any, which may be made in such action, and all related proceedings (such action, counterclaims and related proceedings are collectively referred to as the "ISDM CLAIMS;" and the Company and the

     Subsidiary, to the extent that they are parties to the action(s) or proceeding(s) falling within the definition of the "ISDM Claims," is/are referred to as the "CORPORATE ENTITY"), Purchaser shall cause the Corporate Entity to diligently prosecute and defend the same as and to the extent from time to time directed to do so by or on behalf of the Sellers as hereinafter in this Section 9.10 is provided. The provisions of Section
                         ------------                                -------
     9.7(c) hereof shall apply mutatis mutandis to the conduct of the
     ------
     Indemnified Litigation and the conduct of any negotiations regarding settlements thereof. Forthwith after the time at which all of the ISDM Claims have been resolved (whether such resolution is by settlement or non-appealable judgment), Purchaser shall calculate the amount of all out-of-pocket costs (including without limitation attorneys' and filing fees), out-of-pocket expenses, adverse awards and other adverse judgments, incurred or paid after the Final Balance Sheet Date (but only to the extent not taken into account in determining the Net Worth) by the Corporate Entity arising out of or in connection with the ISDM Claims (the "PRE-TAX COSTS"), and also net of all tax benefits to the Corporate Entity in that regard (the amount of the Pre-Tax Costs less the amount of such tax benefits is hereinafter referred to as the "COSTS"), as well as the amount of the net after-tax benefit to the Corporate Entity of all favorable awards (including favorable awards of costs) obtained in the ISDM Claims and/or as a result of all settlements thereof (the "RECEIPTS"). If the amount of the Receipts exceeds the Costs, Purchaser shall pay to each Seller an amount equal to 25% of the amount of such excess (the "EXCESS"). If there is no Excess, each Seller shall pay to the Purchaser an amount equal to 25% of the amount remaining after deducting the amount of the Receipts from the Costs and deducting from that remainder the amount remaining after deducting from the amount of the Pre-Tax Costs, to a limit of $50,000 (Cdn) of the Pre-Tax Costs, the amount of all tax benefits to the Corporate Entity by virtue of its having incurred the Pre-Tax Costs to a limit of $50,000 (Cdn) of the Pre-Tax Costs.

          (c) With respect to the complaints of 15 students of the Toronto School enrolled in the full-time accelerated Year 1 class of Computer Animation and made by their letters of February 14, 1997 and June 10, 1997 of which copies have been provided to the Purchaser, as well as related complaints, claims and proceedings, Purchaser shall cause the Company to make all reasonable efforts to resolve the same by offering to those students free make-up courses, other courses, extra instruction and the like and to the extent that such offers are accepted, performing them, all without charge to or liability of the Sellers in that regard; and as regards such efforts shall cause the Company to follow the reasonable instructions of Larry Gross and keep him informed of all material developments. If notwithstanding such reasonable efforts by the Company any one or more of such students or related group of students shall commence any action against the Company in respect of any one or more of the subject matters of such complaints (all such action or actions and all related proceedings is/are hereinafter collectively referred to as the "ANIMATION CLAIMS"), Purchaser shall cause the Company to defend the Amimation Claims as and to the extent from time to time directed to do so by or on behalf of the Sellers as hereinafter in this Section 9.10 is provided. The provisions of Section 9.7(c) hereof
          ------------                                --------------
     shall apply mutatis mutandis to the conduct of the Animation Claims and the conduct of any negotiations regarding a settlement thereof.
     Each Seller shall indemnify Purchaser against 25% of all out-of-pocket costs (including without limitation attorneys' and filing fees), out-of-pocket expenses, adverse awards and other adverse judgments, incurred or paid by the Company (but only to the extent not taken into account in determining the Net Worth) arising out of or in connection with the Animation Claims, determined net of any tax benefit to the Company in that regard, but excluding from the subject matter of this indemnity (for certainty) all costs and expenses, if any, which the Company incurs or will incur pursuant to any agreement to finally and fully resolve any of the Animation Claims by providing make-up courses, other courses, extra instruction or the like (collectively, the "EXCLUDED ITEMS"). In addition, each Seller agrees to advance to the Purchaser, upon written request of the Purchaser, an amount equal to 25% of the amount of out-of-pocket expenses of the Company from time to time accrued and paid by the Company, other than on account of the Excluded Items, with respect to the Animation Claims, calculated net of the tax benefits to the Company of such expenses.

Any direction by or on behalf of Sellers pursuant to this Section 9.10 may be
                                                          ------------
oral or may be in writing, and (i) if given in writing by a majority of the Sellers shall be binding upon all Sellers and (ii) if given either orally or in writing by any one of Leonard D. Rutstein or Michael Zdeb shall be binding upon all Sellers. If in the course of the defense or prosecution by the Company or the Subsidiary of any action which forms part of the subject matter of this
Section 9.10 it is necessary for counsel to the Company, the Subsidiary or the
------------
Sellers having carriage of that matter to obtain the immediate instructions of the Sellers and none of Leonard D. Rutstein or Michael Zdeb is then available to provide such instructions either in person or by telephone at his telephone number as then known to the Purchaser or such counsel, the instructions to such counsel in that regard given by the Purchaser, formulated by the Purchaser in good faith believing them to be in the best interests of the Company or the Subsidiary (as the case may be) without consideration of the financial arrangements provided for in clauses (a), (b) or (c) of this Section 9.10, shall
                                                             ------------
be binding upon all Sellers.

10.  FRAUD CLAIM.
     -----------

          At or prior to the Closing, Sellers shall purchase from the Company for the sum of $30,000 (Cdn), but without any warranties of enforceability or collectibility either express or implied, all rights of the Company to recover from Helene Lapierre all sums which she has alleged to have stolen from the Company and all rights of the Company to receive from its insurers reimbursement therefor (the "LAPIERRE CLAIM"). From and after the Closing, the Purchaser shall permit and shall cause the Company to permit the Sellers to prosecute in the name of the Company or in their own names as the Company's assignee, but at their sole cost and expense, such actions against the said Helene Lapierre, her heirs, executors, administrators and other legal representatives, and against the said insurers, as the Sellers in their discretion from time to time consider to be appropriate in order to recover such sums and receive such reimbursement and shall cause the Company to cooperate fully with the Sellers in that regard. Sellers shall indemnify the Company against all costs and expenses of such prosecution, including any award of costs which may be made against the Company in any action or proceedings commenced or prosecuted by the Sellers in that regard. Sellers represent and warrant that nothing related to the aforesaid claim was included in the Financial Statements and that nothing related to said claim in excess of $30,000 (Cdn) will be included on the Final Balance Sheet.

11.  MISCELLANEOUS.
     -------------

          11.1.  TERMINATION.
                 -----------

          This Agreement may be terminated at any time prior to the Closing
Date:

          (a)  by mutual written consent of the Purchaser and the Sellers;

          (b) prior to the Closing by Sellers or Purchaser, if the other party shall be in breach of any covenant, undertaking, or restriction contained herein, the breach of which shall have a material adverse effect on the transactions contemplated by this Agreement taken as a whole, and such breach has not been cured within ten (10) business days after giving written notice to the breaching party or parties of such breach; provided, that if such breach is, in the reasonable judgment of the non-breaching party, capable of being cured, but cannot reasonably be cured within such ten (10) business day period, no party shall be permitted to terminate this Agreement as a result of such breach so long as the breaching party is diligently pursuing cure of such breach;

          (c) by Purchaser or Sellers if the Closing shall not have occurred on or before June 30, 1997 or if a Legal Requirement shall have been enacted, issued, promulgated or entered by any Governmental Body or an injunction or order of a court or other Governmental Body or Accrediting Body has been entered, in either case, which prohibits or restricts the transactions contemplated hereby or an action or proceeding shall have been instituted or threatened by any Person or pending before a court or other Governmental Body or Accrediting Body seeking to restrain or prohibit any of the transactions contemplated hereby;

          (d)  by the Purchaser if any of the conditions specified in
     Section 7 have not been met or waived prior to such time as such
     ---------
     condition can no longer be satisfied; or

          (e)  by the Sellers if any of the conditions specified in Section
                                                                    -------
     8 have not been met or waived prior to such time as such condition can
     -
     no longer be satisfied.

In the event of termination of this Agreement, this Agreement shall forthwith become null and void except for this Section 11 and Section 9, which sections
                                     ----------     ---------
shall remain in full force and effect and which shall survive such termination.

          11.2.  EXPENSES.
                 --------

          Each party hereto shall be liable for the payment of the fees and expenses incurred by such party or on such party's behalf in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, including, without limitation, legal, accounting, financial and tax advice, brokers, finders and other fees, expenses and commissions. No sales or transfer taxes under the laws of Ontario or Quebec will be payable by Sellers as a result of the sale of the Shares to Purchaser.

          11.3.  SUCCESSORS AND ASSIGNS.
                 ----------------------

          This Agreement and the rights hereunder shall not be assignable or transferable without the prior written consent of all the parties hereto provided however, that Purchaser shall be permitted to collaterally assign this
-------- -------
Agreement and all rights hereunder to its lender(s). Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing, the provisions of this Agreement which are for Purchaser's benefit are also for the benefit of, and enforceable by, any subsequent owner of the Company, the Subsidiary or the Schools, or any of them if, such subsequent owner is an Affiliate of Purchaser or Purchaser. The only parties to this Agreement are the Purchaser and the Sellers and their successors, assigns, heirs, executors and administrators.

          11.4.  SEVERABILITY.
                 ------------

          Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          11.5.  COUNTERPARTS.
                 ------------

          This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          DESCRIPTIVE HEADINGS; INTERPRETATION.
          ------------------------------------

          The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement.

          11.7.  GOVERNING LAWS.
                 --------------

          This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Illinois without giving effect to provisions thereof regarding conflict of laws.

          11.8.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
                 ----------------------------------------------

          EACH PARTY HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, UPON THE MOVING PARTY'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NONCOVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. ANY PROCESS SERVED BY REGISTERED MAIL TO A PARTY IS HEREBY ACKNOWLEDGED BY SUCH PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF PURCHASER TO BRING PROCEEDINGS AGAINST SELLERS, OR ANY OF THEM, IN THE COURTS OF ANY OTHER JURISDICTION.

          11.9.  WAIVER OF JURY TRIAL.
                 --------------------

          EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THESE TRANSACTIONS, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS,

AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          11.10.  NOTICES.
                  -------

          All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally or sent by facsimile to the recipient, or (b) one (1) business day after the date such communication is sent to the recipient by reputable express courier service (charges prepaid). Such notices, demands and other communications shall be sent to the parties hereto at the addresses indicated below:

          If to Purchaser:        Career Education Corporation
                                  2800 West Higgins Road
                                  Hoffman Estates, Illinois  60195
                                  Attention:  John M. Larson, William Klettke
                                  Facsimile:  (847) 781-3610

          With copies to:         D'Ancona & Pflaum
                                  30 North LaSalle Street
                                  Suite 2900
                                  Chicago, Illinois  60602
                                  Attention:  Michel J. Feldman
                                  Facsimile:  (312) 580-0923
          and                     Goldberg, Kohn, Bell, Black,
                                  Rosenbloom & Moritz, Ltd.
                                  55 East Monroe Street
                                  Suite 3700
                                  Chicago, Illinois  60603
                                  Attention:  Dennis B. Black, Esq.
                                  Facsimile:  (312) 332-2196

          If to Non-Resident
          Sellers, as set forth
          hereto on Schedule
                    --------
          11.10:
          -----

          If to Gross:            Lawrence N. Gross
                                  175 Cumberland Street
                                  Suite 2204
                                  Toronto, Ontario
                                  CANADA M5R 3M9

          With copies to:         Richard Bain
                                  Robins, Appleby & Taub
                                  130 W. Adelaide Street
                                  Toronto, Ontario
                                  CANADA M5H 2M2
                                  Facsimile:  (416) 868-0306

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

          11.11.  SELLERS' REPRESENTATIVE.
                  -----------------------

          Intentionally deleted.

          11.12.  ENTIRE AGREEMENT.
                  ----------------

          Except as otherwise expressly set forth herein and except for the Stock Purchase Agreement, this Agreement and the exhibits and schedules hereto embody the complete agreement and understanding by and among the parties and their respective Affiliates, and supersede and preempt any prior understandings, agreements or representations by or among the parties and their respective Affiliates, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, that certain letter agreement dated February 11, 1997 between Purchaser and the Company (as representative for Sellers).

          11.13.  CURRENCY.
                  --------

          Unless otherwise indicated all dollar amounts referred to in this Agreement, including the symbol "$", refer to lawful money of the United States of America.

          11.14.  ENGLISH LANGUAGE.
                  ----------------

          The parties confirm that it is their wish that this Agreement and any other documents delivered or given pursuant to this Agreement, including notices, have been and shall be in the English language only. Les parties aux presents confirment leur volonte que cette convention de meme tous les documents, y compris tous avis, s'y rattachant, soient rediges en anglais seulement.

          11.15.  ANNOUNCEMENTS.
                  -------------

          Except to the extent required by law or by any Governmental Body each of the parties hereto agrees that no disclosure or public announcement with respect to this Agreement or the transactions herein contemplated shall be made by any party hereto without the prior written consent of each of the other parties hereto, which consent shall not be unreasonably withheld.

          11.16.  TIME OF THE ESSENCE.
                  -------------------

          Time shall be of the essence of this Agreement.

          11.17.  WAIVER.
                  ------

          Notwithstanding anything to the contrary contained herein, no waiver by any party of any right or remedy hereunder shall be deemed to constitute a waiver by such party of any other right or remedy hereunder or to create a course of conduct.

          IN WITNESS WHEREOF, the parties hereby have executed this Share Purchase Agreement on the date first written above.

                                    SELLERS:

                                    /s/ CLEM STEIN, JR.
                                    ----------------------------------------
                                    Clem Stein, Jr.

                                    /s/ LEONARD RUTSTEIN
                                    ----------------------------------------
                                    Leonard Rutstein

                                    /s/ BARBARA ANN SCOTT KING
                                    ----------------------------------------
                                    Barbara Ann Scott King

                                    /s/ LAWRENCE N. GROSS
                                    ----------------------------------------
                                    Lawrence N. Gross

                                    PURCHASER:

                                    CAREER EDUCATION CORPORATION, a
                                    Delaware corporation

                                    By:  /s/ WILLIAM A. KLETTKE
                                       --------------------------------------
                                    Its: Senior Vice President
                                        -------------------------------------

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A      -      Form of Escrow Agreement
Exhibit B      -      Form of Seller Note
Exhibit C      -      Form of Letter of Credit
Exhibit D      -      Form of Sellers' Release
Exhibit E      -      Form of  Noncompetition Agreement
Exhibit F      -      Form of Closing Checklist
Exhibit G      -      Form of Purchaser's Counsel Opinion


                               LIST OF SCHEDULES

Schedule 2.2          -     Payment of Purchase Price
Schedule 3.1(c)       -     Allocation of Non-Competition Payments
Schedule 3.1(h)       -     Sellers' Required Consents
Schedule 3.1(j)       -     Preliminary Closing Balance Sheet
Schedule 3.2(f)       -     Termination of Guarantees
Schedule 4.4          -     Sellers' Conflicts
Schedule 4.6          -     Capitalization
Schedule 4.7          -     Books & Records
Schedule 4.8(a)       -     Compliance with Laws
Schedule 4.8(b)       -     License and Permits
Schedule 4.8(c)       -     Investigations
Schedule 4.8(d)       -     New Programs Denied by ME
Schedule 4.9(a)       -     List of Policy Guideline Documentation
Schedule 4.9(b)       -     Material Deviations from Policy Guidelines
Schedule 4.11(b)      -     Leased Real Property
Schedule 4.11(c)      -     Capital Improvements to Leased Facilities Other
                            Facilities
Schedule 4.11(d)(i)   -     Leased and Licensed Assets
Schedule 4.11(d)(ii)  -     Permitted Encumbrances
Schedule 4.11(e)      -     List of Tangible Assets
Schedule 4.11(f)      -     Other Facilities
Schedule 4.12         -     Material Miscellaneous Contracts
Schedule 4.13(a)      -     Tradenames
Schedule 4.14         -     Financial Security Arrangements
Schedule 4.14(c)      -     Debts Incurred Since Interim Balance Sheet Date
Schedule 4.17         -     List of Bank Accounts
Schedule 4.18(a)      -     Litigation
Schedule 4.18(b)      -     Judgments
Schedule 4.19         -     Insurance
Schedule 4.20         -     Environmental Matters
Schedule 4.21(a)      -     Employee Benefit Plans
Schedule 4.21(b)      -     Company Contributions to Employee Benefit Plans

Schedule 4.22(a)      -     List of Employees, Consultants and Other Service
                            Providers; Compliance with Legal Requirements
Schedule 4.22(b)      -     Confidentiality, Noncompetition and Proprietary
                            Rights Agreements
Schedule 4.22(c)      -     Retired Employees and Directors; Severance
                            Agreements
Schedule 4.23(a)      -     Labor Relations; Compliance
Schedule 4.23(b)      -     Judgments
Schedule 4.23(c)      -     Wrongful dismissals
Schedule 4.24(a)      -     Tax Matters
Schedule 4.24(b)      -     Tax Audits
Schedule 4.24(c)      -     Interim Financial Statements
Schedule 4.26         -     Affiliate Transactions
Schedule 4.27         -     Absence of Certain Changes
Schedule 4.28         -     Indebtedness
Schedule 4.29         -     Conducted Business Since Interim Balance sheet
Schedule 5.3          -     Purchaser's Consents and Governmental Approvals
Schedule 11.10        -     Addresses for Notice to Non-Resident Sellers